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                  RETIREMENT PLAN FOR FIELD UNDERWRITERS OF
                         MONY LIFE INSURANCE COMPANY
                       As Amended and Restated through
                               January 1, 2000






                                                Effective Date January 1, 1941

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                    RETIREMENT PLAN FOR FIELD UNDERWRITERS OF
                       THE MONY LIFE INSURANCE COMPANY

                                Table of Contents

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SECTION 1. DEFINITIONS............................................................       3
    1.1   Account.................................................................       3
    1.2   Account Balance.........................................................       3
    1.3   Administrator...........................................................       3
    1.4   Administrative Committee................................................       3
    1.5   Affiliate...............................................................       3
    1.6   Allocable Income/Loss...................................................       4
    1.7   Average Contribution Percentage.........................................       4
    1.8   Beneficiary.............................................................       4
    1.9   Benefit Commencement Date...............................................       5
    1.10  Board of Directors......................................................       5
    1.11  Career Contract.........................................................       5
    1.12  Code....................................................................       5
    1.13  Company.................................................................       5
    1.14  Company Contribution....................................................       5
    1.15  Company Contribution Subaccount.........................................       5
    1.16  Compensation............................................................       5
    1.17  Contribution Percentage.................................................       7
    1.18  Defined Benefit Plan....................................................       7
    1.19  Defined Contribution Plan...............................................       7
    1.20  Disability..............................................................       7
    1.21  Early Retirement Age....................................................       8
    1.22  Early Retirement Date...................................................       8
    1.23  Effective Date..........................................................       8
    1.24  Eligible Field Underwriter..............................................       8
    1.25  Employee................................................................       8
    1.26  Employment..............................................................       9
    1.27  Employment Commencement Date............................................       9
    1.28  ERISA...................................................................       9
    1.29  Excess Aggregate Contributions..........................................       9
    1.30  Family Member...........................................................       9
    1.31  Field Underwriter.......................................................       9
    1.32  Field Underwriter After-Tax Contribution................................       9
    1.33  Field Underwriter After-Tax Contribution Subaccount.....................      10
    1.34  Highly Compensated Field Underwriter....................................      10
    1.35  Investment Fund.........................................................      10
    1.36  Investment Manager......................................................      10
    1.37  IRS.....................................................................      10
    1.38  Labor Department........................................................      10
    1.39  Leave of Absence........................................................      10
    1.40  Make-Up Contribution....................................................      11
    1.41  Non-Highly Compensated Field Underwriter................................      11
    1.42  Normal Retirement Age...................................................      11
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    1.43  Normal Retirement Date..................................................      11
    1.44  Participant.............................................................      11
    1.45  Participating Affiliate.................................................      11
    1.46  Period of Severance.....................................................      12
    1.47  Plan....................................................................      12
    1.48  Plan Sponsor............................................................      12
    1.49  Plan Year...............................................................      12
    1.50  Qualified Joint and Survivor Annuity....................................      12
    1.51  Qualified Preretirement Survivor Annuity................................      13
    1.52  Required Beginning Date.................................................      13
    1.53  Required Contribution...................................................      13
    1.54  Required Contribution Subaccount........................................      13
    1.55  RISPE...................................................................      13
    1.56  Salaried Employee.......................................................      13
    1.57  Salaried Employment.....................................................      13
    1.58  Separation from Service.................................................      13
    1.59  Service.................................................................      14
    1.60  Straight Life Annuity...................................................      15
    1.61  Spousal Consent.........................................................      15
    1.62  Spouse..................................................................      15
    1.63  Surviving Spouse........................................................      15
    1.64  Trust...................................................................      16
    1.65  Trust Agreement.........................................................      16
    1.66  Trustee.................................................................      16
    1.67  Valuation Date..........................................................      16
    1.68  Vested Interest.........................................................      16
    1.69  Year of Service.........................................................      16


SECTION 2. PARTICIPATION..........................................................      18
    2.1    Entry Date.............................................................      18
    2.1.1  General Rule...........................................................      18
    2.1.2  Special Interim Earnings Test..........................................      18
    2.2    Eligibility............................................................      19
    2.2.1  Elapsed Time...........................................................      19
    2.2.2  Break In Service.......................................................      19
    2.3    Establishment of Accounts..............................................      20


SECTION 3. CONTRIBUTIONS..........................................................      21
    3.1.1  Generally..............................................................      21
    3.1.2  Company Contributions..................................................      21
    3.2    Field Underwriter Contributions........................................      21
    3.2.1  Field Underwriter After-Tax Contributions..............................      21
    3.2.2  Make-Up Contributions..................................................      22
    3.2.3  Required Contributions.................................................      23
    3.2.4  Limitations on Field Underwriter Contributions.........................      23
    3.3    Timing of Contributions................................................      24
    3.4    Forfeitures............................................................      24
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    3.5    Contributions Conditioned on Deductibility.............................      25
    3.6    Contribution Percentage Test...........................................      25
    3.6.1  Test...................................................................      25
    3.6.2  Aggregation of Contributions...........................................      25
    3.6.3  Distribution of Excess Aggregate Contributions.........................      26
    3.7    Code Section 401(a)(4) Limit...........................................      26
    3.8    Return of Company Contributions Under Special
           Circumstances..........................................................      26


SECTION 4. CODE SECTION 415 LIMITATION ON ALLOCATIONS.............................      28


SECTION 5. ACCOUNTS, INVESTMENTS AND ALLOCATIONS..................................      29
    5.1  Establishment of Participant Accounts....................................      29
    5.2  Investment of Accounts...................................................      29
    5.3  Transfers Between Funds..................................................      30
    5.4  Allocations to a Participant's Account...................................      31
    5.5  Allocation Report........................................................      31
    5.6  Allocation Corrections...................................................      31


SECTION 6. ELIGIBILITY FOR DISTRIBUTIONS..........................................      33
    6.1  Distribution Upon Retirement.............................................      33
    6.2  Distribution Upon Death..................................................      33
    6.3  Distribution Upon Separation from Service................................      34
    6.4  Distribution Upon Disability.............................................      34
    6.5  Cash Out Provisions......................................................      34
    6.6  Distribution Pursuant to a QDRO..........................................      36

SECTION 7. VESTING PROVISIONS.....................................................      37
    7.1  Determination of Vesting.................................................      37
    7.2  Rules for Crediting Vesting Service......................................      37
    7.3  Forfeitures and Repayments...............................................      38


SECTION 8. TOP HEAVY PROVISIONS...................................................      41


SECTION 9. IN SERVICE WITHDRAWALS.................................................      47
    9.1  Field Underwriter Contributions..........................................      47
    9.2  Company Contributions....................................................      47
    9.3  Rules for Withdrawals....................................................      49


SECTION 10. METHOD OF PAYMENT OF BENEFITS.........................................      50
    10.1   Normal Form............................................................      50
    10.2   Optional Forms.........................................................      51
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    10.3   Limitations on Optional Forms..........................................      53
    10.4   Basis of Annuity Income................................................      54
    10.5   Mandatory Form of Distribution.........................................      54
    10.6   Qualified Preretirement Survivor Annuity...............................      54
    10.7   Required Beginning Date................................................      55
    10.8   Spousal Consent........................................................      57
    10.9   Order of Withdrawal....................................................      59
    10.10  Small Benefits.........................................................      60
    10.11  Suspension of Benefits.................................................      60
    10.12  Time of Distribution...................................................      60
    10.13  Direct Rollover........................................................      61
    10.14  Hardship Prior to Age 55 After Benefit Commencement
           Date....................................................................     61


SECTION 11. PARTICIPATION IN THE PLAN BY AN AFFILIATE.............................      64


SECTION 12. PLAN AMENDMENT OR TERMINATION.........................................      68
    12.1    Plan Amendment Procedure..............................................      68
    12.1.1  General...............................................................      68
    12.1.2  Procedure.............................................................      68
    12.1.3  Distinctions Allowed..................................................      68
    12.2    Complete or Partial Plan Termination..................................      69


SECTION 13. PLAN ADMINISTRATION...................................................      70
    13.1   Named Fiduciaries......................................................      70
    13.2   Administrative Committee...............................................      70
    13.2.1 Administrative Committee Powers and Duties.............................      71
    13.3   Authorization..........................................................      74
    13.4   Plan Administrator.....................................................      74
    13.5   Dual Capacity Fiduciaries..............................................      75
    13.6   Removal or Resignation of Named Fiduciaries............................      76
    13.7   Domestic Relations Orders..............................................      77
    13.8   Payment of Expenses....................................................      79
    13.9   Claims Procedure.......................................................      79
    13.9.1 Claims Denial Procedure................................................      79
    13.9.2 Claims Appeal Procedure................................................      80
    13.10  Designation of Beneficiaries...........................................      83
    13.11  Scope of Authority.....................................................      83


SECTION 14. TRUST FUND............................................................      84
    14.1  Establishment of Trust..................................................      84
    14.2  Investment Powers and Duties............................................      84
    14.3  Investment Funds........................................................      84
    14.4  Expenses................................................................      85
    14.5  Valuation of Accounts...................................................      85
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    14.6  Insurance Contracts.....................................................      86
    14.7  Investment Managers.....................................................      87
    14.8  Compensation............................................................      88


SECTION 15. MISCELLANEOUS PROVISIONS..............................................      89
    15.1   Indemnification........................................................      89
    15.2   Exclusive Benefit of Participants......................................      89
    15.3   Plan Not a Contract of Employment......................................      89
    15.4   Source of Funding and Benefits.........................................      90
    15.5   Benefits Not Assignable................................................      91
    15.6   Benefits Payable to Minors, Incompetents and Others....................      91
    15.7   Transfer to Salaried Employee..........................................      92
    15.8   Merger or Transfer of Assets...........................................      93
    15.9   Action by Company......................................................      94
    15.10  Provision of Information...............................................      94
    15.11  Controlling Law........................................................      94
    15.12  Place of Payment.......................................................      94
    15.13  Singular and Plural and Article and Section
           References.............................................................      95
    15.14  Notice.................................................................      95
    15.15  Required Information...................................................      96
    15.16  Validity of Provisions.................................................      96
    15.17  Mistake of Fact........................................................      96
    15.18  Lost Payees............................................................      97
    15.19  Legal Service..........................................................      97
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                                     PURPOSE

    The purpose of the Retirement Plan for Field Underwriters of The MONY Life Insurance Company is to provide eligible Field Underwriters with retirement and certain other benefits and thereby to encourage Field Underwriters to make and continue careers with The MONY Life Insurance Company, all as set forth herein and in the Trust Agreement adopted as part of this Plan. This Plan, as hereby amended and restated, and the Trust established hereunder, are intended to continue to qualify as a money purchase pension plan and trust which meet the requirements of Sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as now in effect or as hereafter amended, or any other applicable provisions of law including, without limitation, the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended.

                  The Plan, as set forth herein, constitutes a restatement of the Plan through January 1, 1994. Although this restatement is generally effective January 1, 1994, the inclusion of amendments to conform with the Tax Reform Act of 1986 and ERISA section 404(c). This amendment and restatement is effective March 1, 2000, and other applicable laws necessitates different effective dates for certain Plan provisions. Accordingly, notwithstanding the general effective date of this restatement, the following Plan Sections as amended, shall be effective as indicated below.

    Section                                                 Effective Date
    -------                                                 --------------
    8                                                       January 1, 1984
    1.5                                                     July 18, 1984
    2.1.2                                                   January 1, 1985
    4                                                       January 1, 1987
    1.41, 1.42                                              January 1, 1988
    1.14, 10.7                                              January 1, 1989
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    The rights of any person (including a Beneficiary) who terminated Service or who retired on or before the effective date of the Plan, as amended and restated herein, or of a particular amendment, including eligibility for benefits and the time and form in which benefits, if any, will be paid, shall be determined solely under the terms of the Plan as in effect on the date of termination of Service or retirement, unless such person thereafter returns to Service and again becomes a Participant, or the Plan is amended to be applicable to former Field Underwriters.


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                             SECTION 1. DEFINITIONS

                  When used herein the following terms shall have the following meanings:

1.1 Account means the collective account established and maintained on behalf of a Participant pursuant to Section 2.3, consisting of such Participant's Company Contribution Subaccount, Required Contribution Subaccount, (also known as the Voluntary Contribution Subaccount), and Field Underwriter After-Tax Contribution Subaccount.

1.2 Account Balance means the value of a Participant's Account determined as of the applicable Valuation Date.

1.3 Administrator means the Benefit Plans Administration Committee as designated by and as the recipient of authority delegated by the Administrative Committee.

1.4 Administrative Committee means the Benefits Committee of the Board of Directors, as provided in Section 13. For purposes of ERISA, the Administrative Committee shall be the administrator of the Plan and its members shall be named fiduciaries with respect to matters for which they are responsible under the Plan.

1.5 Affiliate means any corporation or unincorporated trade or business (other than the Company), whether domestic or foreign, while it is:

      (a) a member of a controlled group of corporations (within the meaning of Code Section 414(b)) of which the Company is a member; provided, however, that for purposes of Sections 4 and 8, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" wherever the latter phrase appears in Code Section 1563(a)(1);

      (b) a trade or business under "common control" (within the meaning of


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      Code Section 414(c)) with the Company; provided, however, that for purposes of Sections 4 and 8, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" wherever the latter phrase appears in Code Section 1563(a)(1);

      (c) a member of an "affiliated service group" (within the meaning of Code
      Section 414(m));

      (d) any other entity required to be aggregated with the Company under Code
      Section 414(o).

1.6 Allocable Income/Loss means with respect to any Excess Aggregate Contributions which must be returned to a Participant or forfeited under Section 3, the income or loss allocable to such contributions, determined in accordance with applicable regulations, for (a) the year with respect to which the applicable limitation applies (the "testing year"), and (b) the period between the end of the testing year and the date returned to the Participant or forfeited.

1.7 Average Contribution Percentage means for any group of Participants the average (expressed as a percentage to the nearest 1/100th of 1%) of the Contribution Percentage for each of the Participants in that group, including those Participants who are not making Field Underwriter After-Tax Contributions.

1.8 Beneficiary means the person, persons, estate or trust most recently designated by a Participant, in accordance with Section 13.10, to receive any payment of benefits payable upon such Participant's death. If no Beneficiary has been designated, a married Participant's Spouse shall be considered the designated Beneficiary, and an unmarried Participant's estate shall be considered the designated Beneficiary.


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1.9 Benefit Commencement Date means the date as of which a Participant receives or begins to receive payment of his or her benefits under the Plan.

1.10 Board of Directors means the Board of Directors of The MONY Life Insurance Company.

1.11 Career Contract means a benefits bearing contract between a natural person and a Company under which the natural person performs services as a full time life insurance sales person currently contract codes 17, 054 (CIP IV) and the 088.

1.12 Code means the Internal Revenue Code of 1986, as now in effect or as amended from time to time, where applicable. A reference to a specific provision of the Code shall include such provision and any applicable regulations pertaining thereto.

1.13 Company means The MONY Life Insurance Company ("MONY"), and each Participating Affiliate or any of them.

1.14 Company Contribution means any contribution to a Participant's Company Contribution Subaccount in accordance with Section 3.

1.15 Company Contribution Subaccount means the Participant's Subaccount established for the Participant pursuant to Section 2.3.

1.16 Compensation means a Field Underwriter's commissions actually paid during the year pursuant to his or her Career Contract, including but not limited to first year commissions, renewals, certain bonuses, any salary reduction amounts contributed pursuant to a cafeteria plan established by a Company, and other compensation designated as benefits bearing for Field Underwriters by the Administrative Committee and net of any commission reversals. Compensation does not include expense reimbursements, training


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and consulting fees, benefits paid under any deferred compensation plan whether qualified or non-qualified, fringe benefits, any amounts earned as a Salaried Employee, any amounts deferred under a deferred compensation program for Key Field Underwriters, moving expenses, tuition reimbursements, prizes from contests, hiring and referral bonuses, the value of any noncash incentive awards (including any stock options, restricted stock or other stock-based compensation), Company paid group life insurance premiums, disability or other welfare benefits received under MONY's Insurance Plan for Field Underwriters or the Introductory Insurance Plan for Field Underwriters and other extraordinary compensation.

      Notwithstanding the foregoing, the Compensation taken into account for a Participant for any Plan Year beginning on or after January 1, 1989 and through December 31, 1993 shall not exceed $200,000 or such adjusted amount as may be prescribed for such Plan Year pursuant to Code Section 401(a)(17) and the related rulings and regulations. Compensation taken into account for a Participant for any Plan Year beginning on or after January 1, 1994 shall not exceed $150,000 or such adjusted amount as may be prescribed for such Plan Year pursuant to Code Section 401(a)(17) and the related rulings and regulations. In determining Compensation for purposes of this dollar limitation, the Family Member rules of Code Section 414(q)(6) shall apply with respect to a Field Underwriter who is a 5% owner or one of the ten Highly Compensated Field Underwriters paid the greatest compensation during the Plan Year for purposes of the adjusted Code Section 401(a)(17) limitation, except that in applying such rules, the term "family" shall include only the Field Underwriter's Spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year. If, as a


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result of the application of such Family Member rules, the adjusted Code Section
401(a)(17) limitation is exceeded, then the adjusted Code Section 401(a)(17) limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this definition prior to the application of the adjusted Code Section 401(a)(17) limitation.

      If less than a full Plan Year of participation is taken into account, then the annual compensation limit shall be multiplied by the ratio obtained by dividing the number of full months in the period by 12. The determination of Compensation will be made by the Administrative Committee in accordance with records maintained by the Company and shall be conclusive.

1.17 Contribution Percentage means the ratio of the Field Underwriter After-Tax Contributions, if any, made by a Participant for the Plan Year, to the Participant's Compensation for the Plan Year. For purposes of determining the Contribution Percentage, a Participant's Compensation for a Plan Year shall not include Compensation paid during any period while he or she was not a Participant.

1.18 Defined Benefit Plan means any plan of the type defined in Code Section 414(j) or 414(k) (as applicable) maintained by the Company or an Affiliate.

1.19 Defined Contribution Plan means any plan of the type defined in Code
Section 414(i) or 414(k) (as applicable) maintained by the Company or an Affiliate.

1.20 Disability means the Participant's inability to perform the duties of Employment with a Company as would constitute total disability under the


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

Insurance Plan for Field Underwriters of MONY, or the Introductory Disability Plan for Field Underwriters, provided the Participant is approved for long term disability benefits from the relevant plan.

1.21 Early Retirement Age means the date on which a Participant has attained age 55 and has completed at least five Years of Service.

1.22 Early Retirement Date means the first day of the month coincident with or next following a Participant's retirement after attaining Early Retirement Age, but prior to attaining Normal Retirement Age.

1.23 Effective Date means January 1, 1941.

1.24 Eligible Field Underwriter means any Field Underwriter under Career Contract with the Company as a full-time life insurance sales person, and excluding: (a) any Field Underwriter who is included in a unit of employees covered by a collective bargaining agreement which does not provide for participation in the Plan, and (b) any "Leased Employee", as defined in Section 414(n) of the Code. Notwithstanding the foregoing, if a plan is maintained for Leased Employees of the Company which meets the requirements of Code Section 414(n)(5), the term Eligible Field Underwriter shall not include such Leased Employee.

1.25 Employee means any person engaged in rendering personal services under the direction or control of the Company or a Participating Affiliate or any person receiving disability benefits under MONY's Security Plan for Employees and shall include leased employees within the meaning of Code Section 414(n)(2), but shall not include Field Underwriters in their capacity as such. Notwithstanding the foregoing, if a plan is maintained for leased employees of the Company or a Participating Affiliate which meets the requirements of Code Section 414(n)(5), the term "Employee" shall


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

not include such leased employees.

1.26 Employer Stock means stock of The MONY Group Inc.

1.27 Employment means services performed as a full time life insurance sales person for the Company as a Field Underwriter, pursuant to a Career Contract, and exclusive of service performed as a Salaried Employee.

1.27 Employment Commencement Date means the first day a Career Contract is in effect for a Field Underwriter.

1.28 ERISA means the Employee Retirement Income Security Act of 1974, as may be amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

1.29 Excess Aggregate Contributions means, with respect to any Plan Year, the amount of Field Underwriter After-Tax Contributions, if any, in excess of the maximum amount permitted by the Contribution Percentage Test of Section 3 allocable to a Participant who is a Highly Compensated Field Underwriter or Family Member.

1.30 Family Member means the Spouse or a lineal ascendant or descendant of a 5% owner of the Company or one of the top-10 paid Highly Compensated Field Underwriters, or the Spouse of any such lineal ascendant or descendant. The determination of who is a Family Member will be made in accordance with Code
Section 414(q).

1.31 Field Underwriter means a natural person under a Career Contract with the Company.

1.32 Field Underwriter After-Tax Contribution means any contribution allocated to a Participant's Field Underwriter After-Tax Contribution Subaccount in accordance with Section 3.


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

1.33 Field Underwriter After-Tax Contribution Subaccount means the separate Subaccount established for a Participant pursuant to Section 2.3.

1.34 Highly Compensated Field Underwriter means with respect to any Plan Year, a Field Underwriter or Salaried Employee who performs services for the Company during the Plan Year, and during the Plan Year (1) is a 5% owner; (2) receives compensation in excess of $75,000, as adjusted pursuant to Code Section 415(d);
(3) receives compensation in excess of $50,000, as adjusted pursuant to Code
Section 415(d) and is in the top-paid 20% of Field Underwriters or Salaried Employees; or (4) is an officer of the Company and receives compensation during such year in excess of 50% of the dollar limitation in effect under Code Section 415(b)(1)(A). The determination of who is a Highly Compensated Field Underwriter, including the determination of who is an officer, the top-paid 20% of Field Underwriters or Salaried Employees, and the compensation that is considered will be made in accordance with Code Section 414(q). Effective January 1, 1997 Highly-compensated employees are limited to those whose earnings were over $80,000 in the PRIOR year AND were in the "top paid group" in the PRIOR year.

1.35 Investment Fund shall mean an investment fund established by the Administrative Committee pursuant to Section 14.

1.36 Investment Manager shall mean any person appointed pursuant to Section 14 having the power to direct the investment of assets in accordance with that Section.

1.37  IRS means the United States Internal Revenue Service.

1.38  Labor Department means the United States Department of Labor.

1.39 Leave of Absence means a leave granted by the Company in accordance


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with standard personnel policies of the Company applied in a nondiscriminatory manner to all Field Underwriters similarly situated.

1.40 Make-Up Contribution means any make up contribution allocated to a Participant's Field Underwriter After-Tax Contribution Subaccount in accordance with Section 3.

1.41 Non-Highly Compensated Field Underwriter means a Field Underwriter of the Company who is neither a Highly Compensated Field Underwriter nor a Family Member of a Highly Compensated Field Underwriter.

1.42 Normal Retirement Age means the date which is the later of (a) the Participant's 65th birthday or (b) the date on which the Participant completes five Years of Service. Upon attainment of Normal Retirement Age, the Participant shall have a nonforfeitable right to his or her entire Account Balance.

1.43 Normal Retirement Date means the first day of the month coincident with or next following a Participant's attainment of his or her Normal Retirement Age.

1.44 Participant means a current or former Field Underwriter who participates in the Plan as provided in Section 2.

1.45 Participating Affiliate means an Affiliate of the Company, designated by the Board of Directors as such, the board of directors or equivalent governing body of which shall adopt the Plan and the Trust Agreement by appropriate action and the Field Underwriters of which shall be eligible to participate in the Plan in the manner and to the extent determined by the Board of Directors so long as such Affiliate remains so designated. Any such Affiliate so designated and which adopts the Plan shall be deemed thereby to appoint the Company, the Administrative Committee, and the


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

Trustees its exclusive agents to exercise on its behalf all of the powers and authority conferred hereby, or by the Trust Agreement, upon the Affiliate, and shall make its allocable contributions to the Plan. The authority of the Company, Administrative Committee and the Trustees to act as such agent shall continue until the Plan has terminated as to such Affiliate and the relevant Trust Fund assets have been distributed by the Trustees as provided in Section 14 hereof.

1.46  Period of Severance

      Period of Severance means a continuous twelve month period of time during which the Field Underwriter has no Service with the Company. Such period begins on the date the Field Underwriter's Career Contract is terminated whether because of voluntary resignation or termination by the Company, or if earlier, the 12 month anniversary of the date on which the Field Underwriter was otherwise first absent from Service.

1.47 Plan means this Retirement Plan for Field Underwriters of The MONY Life Insurance Company, a money purchase pension plan, as set forth herein and as the same may be amended from time to time. The Plan is intended to be a money purchase pension plan within the meaning of Section 401(a)(27) of the Code.

1.48  Plan Sponsor means MONY Life Insurance Company.

1.49 Plan Year means the calendar year.

1.50 Qualified Joint and Survivor Annuity means a benefit providing an annuity for the life of a Participant, ending with the payment due on the last day of the month coincident with or preceding the date of his or her death, and, if the Participant dies leaving a Surviving Spouse, a survivor annuity for the life of such Surviving Spouse equal to 50% of the annuity payable for the life of the Participant under his or her Qualified Joint and Survivor Annuity, commencing as soon as administratively practical, but not later than 90 days following the date of the Participant's death and ending with the payment due on the last day of the month coincident with or preceding the date of such Surviving Spouse's death. However the Participant may elect, without need for Spousal Consent, an annuity in the form of a joint and 75% or joint and 100% survivor annuity.

1.51 Qualified Preretirement Survivor Annuity means a monthly annuity for the life of a Participant's or former Participant's Surviving Spouse, if any, which is the actuarial equivalent of the Participant's or former Participant's vested Account Balance at the time the annuity commences.

1.52 Required Beginning Date means the April 1st following the year in which the Participant attains or would have attained age 70 1/2.

1.53 Required Contribution means the mandatory Field Underwriter contributions required prior to January 1, 1978.

1.54 Required Contribution Subaccount means the subaccount established and maintained for the purpose of identifying Required Contributions, and earnings thereon in accordance with Section 3.

1.55 RISPE means the Retirement Income Security Plan for Employees of MONY.

1.56 Salaried Employee means a common law Employee of the Company, excluding all Field Underwriters.

1.57 Salaried Employment means employment as a common law Employee of the Company on a non-commission basis, but not as a Field Underwriter.

1.58 Separation from Service means the termination of a Participant's Career Contract. Separation from Service does not include transfer to

Salaried Employment.

1.59 Service means the period of time for which a Field Underwriter's Career Contract is in effect with the Company, or as required by provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994, ("USERRA") any Participating Affiliate or with any subsidiary of, or other corporation or entity affiliated or associated with, the Company which is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code) provided; however, that Service does not include periods of Employment rendered by an individual prior to January 1, 1985 if such periods would have been disregarded under the provisions of the Plan as then in effect with respect to Breaks in Service. To the extent and for the purposes determined by the Administrative Committee under rules uniformly applicable to all Eligible Field Underwriters similarly situated and in accordance with applicable regulations (including Labor Regulation Section 2530.200b-2(b) and (c)), Service includes
(i) periods of absence authorized by the Company or a Participating Affiliate for sickness, disability or personal reasons, (ii) periods of absence from employment for military service in the Armed Forces of the United States, and
(iii) service as a Salaried Employee of the Company or an Affiliate. Service may also include any period of a Participant's prior Employment by any organization upon such terms and conditions as the Administrative Committee may approve, subject to any required IRS approval.

      If the employer is a member of an affiliated service group (under Code
Section 414(m)), a controlled group of corporations (under Code Section 414(b)), a group of trades or businesses under common control (under Code Section 414(c)) or any other entity required to be aggregated with the employer pursuant to Code Section 414(o), service will be credited for any Employment for any period of time for any other member of such group. Service will also be credited for any individual required under Code Section 414(n) or Code Section 414(o) to be considered a Field Underwriter of any employer aggregated under Code Section 414(b), (c), or (m).

1.60 Straight Life Annuity means an annuity payable for the life of a Participant or a former Participant.

1.61 Spousal Consent means the written consent of a Participant's Spouse to the designation of anyone other than the Spouse as Beneficiary or waiver of a Qualified Joint and Survivor Annuity or Preretirement Survivor Annuity, as provided in Section 10.8. Such consent shall acknowledge the effect of the waiver and be witnessed by a notary public. Spousal Consent shall not be necessary if the Participant establishes to the satisfaction of the Administrative Committee that:

      (1) he or she has no Spouse;

      (2) his or her Spouse has been judicially declared dead;

      (3) the Participant did not have any Service after August 23, 1984; or,

      (4) such other circumstances exist as the Administrative Committee may, in accordance with applicable regulations, deem appropriate to waive the requirement of Spousal Consent.

1.62 Spouse means the person married to a Participant.

1.63 Surviving Spouse means the survivor of a deceased Participant to whom such deceased current Participant was legally married (as determined by the Administrative Committee) throughout the one-year period ending on the earlier of:

      (i)  the date of the Participant's death; or

      (ii)  the Participant's Benefit Commencement Date; or

      (iii) the date as may be specified pursuant to the terms of a qualified domestic relations order ("QDRO").

      For purposes of Section 10, if a Participant marries within one year of the date as of which payments commence under the Plan and was married to that Spouse for at least a one-year period ending on or before the date of the Participant's death, such Participant and his or her Spouse shall be treated as having been married throughout the one-year period ending on the date as of which payments commence.

1.64 Trust means the MONY Investment and Retirement Plans Trust or any successor or predecessor Trust, established under the Plan and under which all Plan assets are held.

1.65 Trust Agreement means the agreement between the Company and the Trustee with respect to the Trust.

1.66  Trustee means the trustees of the Trust.

1.67 Valuation Date means any business day of the Company and where the NYSE is open, of any month in a Plan Year and any other date as the Administrative Committee in its discretion may determine from time to time.

1.68 Vested Interest means the portion of a Participant's Account which has become nonforfeitable pursuant to Section 7 or Section 8.

1.69 Year of Service means each year of Employment as a full time Field Underwriter pursuant to a Career Contract, measured from the Employment Commencement Date and including time when approved to receive long term disability benefits under the Insurance Plan for Field Underwriters or the Introductory Disability Plan for Field Underwriters. For vesting purposes,

Service as a Salaried Employee shall also be included in determining Year of Service.

                            SECTION 2. PARTICIPATION

2.1  Entry Date

2.1.1  General Rule

         (a) Each Field Underwriter who was a Participant in the Plan on December 31, 1993 shall continue to be a Participant. An Eligible Field Underwriter who was not a Participant in the Plan on that date shall become a Participant in the Plan on the earliest of the first business day of the first calendar month next following the date on which the Eligible Field Underwriter has completed one Year of Service, or satisfies the Special Interim Earnings Test, provided that such Eligible Field Underwriter is under Career Contract by the Company on that date.

         (b) If a Participant who terminates Service shall again become an Eligible Field Underwriter, he or she shall be eligible to participate in the Plan as of the first business day he or she again becomes an Eligible Field Underwriter.

2.1.2  Special Interim Earnings Test

         For Field Underwriters contracted on or after January 1, 1993, an Eligible Field Underwriter who has completed six months of Service but has not completed one Year of Service may be admitted as a Participant in the Plan upon satisfaction of the Special Interim Earnings Test. The Special Interim Earnings Test shall be established and reviewed on a periodic basis, by the Administrative Committee and shall provide a threshold level of first year commissions and/or total Career Contract commissions which upon attainment will allow an otherwise Eligible Field Underwriter to begin Participation in the Plan on the first business day of the month next following 30 days after satisfaction of the Special Interim Earnings Test.

2.2  Eligibility

2.2.1  Elapsed Time

         For purposes of determining a Field Underwriter's initial or continued eligibility to participate in the Plan or the vested interest in the Participant's Account Balance derived from Company Contributions, a Field Underwriter will receive credit for the aggregate of all time period(s) commencing with the Field Underwriter's first day under Career Contract or being recontracted under Career Contract (after January 1, 1976) and ending on the date a Break in Service begins. The first day of Employment or reemployment is the first day the Field Underwriter's Career Contract is in effect. A Field Underwriter will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of months.

2.2.2  Break In Service

         Break in Service means a Period of Severance of at least 12 consecutive months. In the case of an individual who is absent from work for maternity or paternity reasons on or after January 1, 1985 or Leave of Absence, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. This definition shall be construed in accordance with any applicable provisions of the Family and Medical Leave Act of 1993 and USERRA.

2.3  Establishment of Accounts

         (a) The Administrative Committee shall establish and maintain or cause to be established and maintained with respect to each Participant an Account showing the Participant's interest under the Plan and in the Trust Fund (including separate accounts showing the respective interests, if any, in each of the Investment Funds) with respect to (i) Company Contributions and (ii) Required and Field Underwriter After-Tax Contributions made pursuant to Section 3, and all other relevant data pertaining thereto. Each Participant shall be furnished with a written statement of Account and the value of each such separate interest at least annually. In maintaining the Accounts under the Plan or causing them to be maintained, the Administrative Committee may conclusively rely on the valuations of the Trust Fund made in accordance with the Plan and the terms of the Trust Agreement.

         (b) The establishment and maintenance of, or allocations and credits to, the Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

                            SECTION 3. CONTRIBUTIONS

3.1.1  Generally

         Subject to the limitations set forth in this Section 3, for each Plan Year where applicable, the Company shall contribute or cause to be contributed to the Trust an amount equal to the sum of:

         (a) Company Contributions, in such amount as determined in accordance with Section 3.1.2;

         (b) Field Underwriter After-Tax Contributions in such amount as determined in accordance with Section 3.2.1;

         (c) Make-Up Contributions in such amount as determined in accordance with Section 3.2.2; and

         (d) Required Contributions in such amount as determined in accordance with Section 3.2.3.

3.1.2  Company Contributions

         Company Contributions shall be made by the Company to the Trust on behalf of each Participant in an amount equal to 5% of the Participant's Compensation up to the Old Age, Survivors and Disability Insurance ("OASDI") portion of the Social Security wage base and 7% of Compensation in excess of the OASDI portion of the Social Security wage base for each pay period.

3.2  Field Underwriter Contributions

3.2.1  Field Underwriter After-Tax Contributions

         (a) Participants may contribute, through payroll deduction, from 0% to 10% (effective 6/10/99 13%) of Compensation in Field Underwriter After-Tax Contributions to their Field Underwriter After-Tax Contributions Subaccount. Field Underwriter After-Tax Contributions shall be contributed to the Trust as soon as administratively practical but in any case no later than 90 days after the end of the pay period for which such contributions were made.

        (b) The Field Underwriter After-Tax Contribution election shall be made on a form provided by the Administrator. A Participant may, up to twelve times each year, elect to change the percentage of his or her Field Underwriter After-Tax Contribution effective with the following pay period (or as soon as administratively practical) by filing the appropriate form or by telephone where authorized, with the Administrator. A Participant's Field Underwriter After-Tax Contribution election may be revoked if the Participant so elects by filing the appropriate form with the Administrator, or if the Participant ceases to be an Eligible Field Underwriter, and such revocation shall become effective as soon as practicable after such event. A Participant whose Field Underwriter After-Tax Contribution election is revoked may elect to resume Field Underwriter After-Tax Contributions at any time following such revocation by filing a new Field Underwriter After-Tax Contribution election form with the Administrator. Effect 6/10/99, there is no limit on the number of changes to the percentage of his or her Elective 401(k) Deferral Contribution.

3.2.2  Make-Up Contributions

         Once each calendar year, a Participant may make a Make-Up Contribution up to the amount of Field Underwriter After-Tax Contributions which the Participant could have made but did not, subject to the following rules:

         (a) Make-Up Contributions must total at least $300 in any calendar year;

         (b) Make-Up Contributions cannot exceed 10% of a Participant's Compensation during the previous 10 years of Employment (or actual length of Employment if less than 10 years), reduced by a Participant's actual Field Underwriter After-Tax Contributions and Make-Up Contributions made during such time.

         (c) After-Tax Makeup contribution shall not be allowed as of 5/31/1999.

3.2.3  Required Contributions

         Through December 1977 only, Required Contributions were made to the Plan by each Participant through payroll deduction (on an after-tax basis) in an amount of from 1%-3% of Compensation. Required Contributions with respect to any Plan Year were allocated to the Required Contribution Subaccount of each Eligible Field Underwriter who is a Field Underwriter of such Company.

3.2.4  Limitations on Field Underwriter Contributions

         (a) The Administrator may reduce the amount of any Field Underwriter After-Tax Contributions, or make such other modifications as necessary, so that the Plan complies with the provisions of the Code and all Company Contributions are currently deductible under the Code. All contributions pursuant to a Field Underwriter After-Tax Contribution election shall be made by deducting from the Participant's Compensation (on an after-tax basis) for each payroll period the amount determined pursuant to the Field Underwriter After-Tax Contribution election. The Administrative Committee may establish such additional rules and procedures with respect to the making, changing and resumption of contributions pursuant to Field Underwriter After-Tax Contribution elections (including suspension from contributions) as it shall determine.

         (b) The sum of a Participant's Field Underwriter After-Tax Contributions under this Plan plus Field Underwriter After-Tax Contributions under the Investment Plan Supplement for Field Underwriters of MONY (after 6/10/99, the Investment Plan Supplement for Employees and Field Underwriters of
MONY) cannot exceed 12%, and after 6/10/99, 13% of the Participant's Compensation for any Plan Year. Any necessary limitation on such contributions shall be under this Plan.

3.3  Timing of Contributions

         The Company shall transfer Company Contributions to the Trust no later than the last day prescribed by law for the filing of the Company's federal income tax return (including extensions thereof) for the taxable year of the Company which includes the last day of the applicable Plan Year.

3.4  Forfeitures

         Pursuant to Section 7.3.6, when amounts held in a Forfeiture Suspense Account are no longer able to be restored, such forfeitures of Company Contributions shall be applied in the same or following Plan Year(s) to reduce Company Contributions for the Company to which such forfeitures are attributable. If no such contributions are due because of termination of the Plan, then such contributions shall be allocated on a pro rata basis to all remaining Accounts, subject to Code Section 415 and any other regulatory limitations.

3.5  Contributions Conditioned on Deductibility

         All Company Contributions made under the Plan are made on the condition that they are currently deductible under Code Section 404; provided, however, that no contributions shall be returned to the Company except as provided in
Section 3.8.

3.6  Contribution Percentage Test

3.6.1  Test

         For any Plan Year beginning on or after January 1, 1987, Field Underwriter Contributions made by Highly Compensated Field Underwriters for each Plan Year must satisfy one of the following tests:

         (a) The Average Contribution Percentage for Participants who are Highly Compensated Field Underwriters for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Non-Highly Compensated Field Underwriters for the Plan Year multiplied by 1.25; or

         (b) The Average Contribution Percentage for Participants who are Highly Compensated Field Underwriters for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Non-Highly Compensated Field Underwriters for the Plan Year multiplied by two, provided that the Average Contribution Percentage for Participants who are Highly Compensated Field Underwriters does not exceed the Average Contribution Percentage for Participants who are Non-Highly Compensated Field Underwriters by more than two percentage points.

3.6.2  Aggregation of Contributions

         (a) For purposes of this Section 3.6, the Contribution Percentage for any Participant who is a Highly Compensated Field Underwriter for the Plan Year and who is eligible to make contributions under one or more other plans described in Code Section 401(a) that are maintained by the Company or an Affiliate shall be determined as if all such contributions were made under a single plan aggregated with this Plan.

         (b) For purposes of determining the Contribution Percentage of an Participant who is a 5% owner or who is one of the ten most highly paid Highly Compensated Field Underwriters, the contributions and Compensation of such Participant shall include the contributions and Compensation of Family Members. Such Family Members shall be disregarded in determining the Contribution Percentage for eligible Participants who are Non-Highly Compensated Field Underwriters.

3.6.3  Distribution of Excess Aggregate Contributions

         Notwithstanding any other provisions of the Plan, Excess Aggregate Contributions, adjusted for Allocable Income/Loss, shall be distributed within 2-1/2 months following the Plan Year for which they were made, if possible, but in any event no later than the last day of the Plan Year following the Plan Year for which they were made to the Participants to whom such amounts are allocable.

3.7  Code Section 401(a)(4) Limit

         Notwithstanding anything in this Plan to the contrary, Field Underwriter After-Tax Contributions of a Highly Compensated Field Underwriter, shall be distributed from the Plan if the rate of Field Underwriter After-Tax Contributions is discriminatory under Code Section 401(a)(4).

3.8  Return of Company Contributions Under Special Circumstances

         Notwithstanding any provision of this Plan to the contrary, upon timely written demand by a Company to the Trustee:

         (a) Any Company Contribution made by mistake of fact shall be returned to the Company within one year after the payment of the contribution; and

         (b) Any Company Contribution conditioned upon the deductibility of the contribution under Code Section 404 shall be returned to the Company within one year after a deduction for the contribution under Code Section 404 is disallowed by the Internal Revenue Service, but only to the extent disallowed.

              SECTION 4. CODE SECTION 415 LIMITATION ON ALLOCATIONS

         The provisions of this Section 4 shall govern the benefits or allocations to which it is applicable notwithstanding any other provision of the Plan. Annual Additions (as defined in Section 415) on behalf of a Participant may not exceed the limitations set forth in Section 415 of the Code, which are incorporated herein by reference. For these purposes the Limitation Year (as defined in Section 415) is the Plan Year, unless otherwise designated by the Company.

         If there is an Excess Amount (as defined in Section 415) with respect to the Participant for a Limitation Year, the Excess Amount shall be disposed of as follows:

                    (A) Field Underwriter Contributions

                    (B) Company Contributions.

         For purposes of applying the limitations contained in this Section 4, all Defined Contribution Plans (whether or not terminated) of the Employer shall be treated as one Defined Contribution Plan. Excess Amounts shall be distributed first from this Plan, and then from any other Defined Contribution plan.

         If a Participant is or has participated in any Defined Benefit Plan and the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction otherwise would exceed 1.0, then the Participant's Defined Contribution Fraction shall be reduced, to the extent necessary, by limiting benefits provided under the RISPE or other Defined Benefit Plan until such sum equals
1.0. Effective January 1, 1994, the Participant's Defined Benefit Fraction shall be reduced.

                SECTION 5. ACCOUNTS, INVESTMENTS AND ALLOCATIONS

5.1  Establishment of Participant Accounts

         The Administrative Committee shall establish and maintain an Account in the name of each Participant and shall credit or cause to be credited all amounts allocable to each such Participant to one or more of the following subaccounts:

         (a) Required Contribution Subaccount. Any Required Contributions and the earnings and expenses attributable thereto.

         (b) Company Contribution Subaccount. Any Company Contributions and the earnings and expenses attributable thereto.

         (c) Field Underwriter After-Tax Contribution Subaccount. Any Field Underwriter After-Tax or Make-Up Contributions and the earnings and expenses attributable thereto.

         The maintenance of separate subaccounts under this Section 5.1 is for accounting purposes only and a segregation of the assets of the Trust to each separate subaccount shall not be required. Any distribution to a Participant shall be charged to the appropriate subaccount of the Participant as of the date of such distribution.

5.2  Investment of Accounts

5.2.1 Participants shall be permitted to direct the investment of their Accounts and future allocation of contributions (in increments of one-half of 1%) among the Investment Funds up to twelve times each year, effective with the next pay period after receipt of the direction by the

Administrator or as soon as administratively practical. Such instructions shall be made in a form required for such purpose by the Administrator and shall be subject to such rules and procedures as the Administrator may establish. A Participant's investment directions shall remain in effect until changed by the Participant or, where applicable, the Beneficiary.

5.2.2 In the event that a Participant for any reason fails to provide proper initial investment instructions with respect to a subaccount over which he or she has investment authority, such subaccount shall be 100% invested in an investment option the primary objective of which is the preservation of capital, as designated by the Administrative Committee.

5.2.3 The Administrative Committee may provide that any transactional costs or charges imposed or incurred for an Investment Fund shall be charged to the Accounts of Participants directing such investment in such fund. Transactional costs and charges shall include, but shall not be limited to, charges for the acquisition, sale or exchange of assets, brokerage commissions, service charges and professional fees.

5.2.4 Voting of Employer Stock. Voting, tender and similar rights shall be passed through to Participants and beneficiaries.

5.3  Transfers Between Funds

        Participants shall be permitted to transfer amounts between Investment Funds up to 12 times each year, effective with the next pay period after receipt of the direction by the Administrator or as soon as administratively practical. Such instructions shall be made on a form provided for such purpose by the Administrator, or where available, by telephone transaction and shall be subject to such rules and procedures as the Administrator may establish. Effective 6/10/99, participants shall be allowed unlimited transfers. Transfers to the MONY Stock Fund shall be limited to 15% of the Participant's balance at the time the request is received by the Administrator.

5.4  Allocations to a Participant's Account

         The Trustee shall allocate investment earnings or losses for any valuation period in accordance with procedures uniformly and consistently applied. Amounts credited to an Account for purposes of this Section 5.4 shall also include Company Contributions, Required Contributions, Field Underwriter After-Tax Contributions, and Make-Up Contributions. Amounts withdrawn from an Account shall include benefit payments and withdrawals.

         All earnings or income received on any investment credited to a Participant's Account under the Plan shall be reinvested in additional interests in such investment and shall be credited to such subaccount.

5.5  Allocation Report

         The Administrator shall deliver to each Participant, at least annually, a statement of the Account of such Participant which shows the activity since the prior statement date and the value of the Account as of the current statement date and any other information deemed appropriate by the Administrator.

5.6  Allocation Corrections

         Any error or omission in the statement provided pursuant to Section 5.5 shall be corrected as necessary to remedy such error or omission. The Administrator's records will be presumed to be correct.

5.7  MONY Stock Fund

The Administrator shall have the authority to prohibit certain officers of the Employer from participation in the MONY stock fund. Such officers will be notified of their inclusion or exclusion from participation in the MONY stock fund. If a participant is promoted to officer, current contributions may remain invested in MONY stock but new investments will be prohibited. The Administrator shall review and update the list as necessary.

                    SECTION 6. ELIGIBILITY FOR DISTRIBUTIONS

6.1  Distribution Upon Retirement

         A Participant who elects a retirement distribution option on or after attainment of Normal or Early Retirement Age is eligible to receive a distribution of his or her entire Account Balance determined as of the first Valuation Date coincident with or immediately preceding his or her retirement date. Such distribution shall be made in accordance with Section 10 as soon as practicable after such Valuation Date, unless the Participant has elected, in accordance with Section 10.12, to defer receipt of his or her Account Balance.

6.2  Distribution Upon Death

         (a) Upon the death of a Participant while an active Field Underwriter, benefits equal to the Vested Interest of the Participant's Account as of the Valuation Date coincident with or next following 14 days after the date of his or her death shall be payable to the Beneficiary of such Participant from the Trust by a method of distribution described, and at the time specified, in
Section 10, provided that the Administrator has received and accepted all the necessary forms from the Beneficiary.

         (b) Upon the death of a Participant who was a former Field Underwriter before payment of the full value of his or her Account from the Trust Fund, the unpaid portion thereof as of the Valuation Date coincident with or next following the date of his or her death shall be paid to the Beneficiary of such former Field Underwriter in accordance with a method of distribution described, and at the time specified, in Section 10 provided that the Administrator has received and accepted all necessary forms from the Beneficiary.

6.3  Distribution Upon Separation from Service

         Upon the Separation from Service of any Participant, and on or after his or her Early Retirement Date, a benefit shall be payable equal to the value, as of the Valuation Date coincident with or immediately following the first of the month following the receipt request for a distribution, of the Participant's Vested Interest in his or her Account, provided that the Administrator receives all of the necessary forms from the Participant. Such payment shall be made to the Participant by a method of distribution described, and no later than the time specified, in Section 10. Any excess of the amount credited to such Participant's Company Contribution Subaccount over his or her Vested Interest in such subaccount shall be forfeited and used to reduce Company Contributions pursuant to Section 3.4. Except as provided in Section 6.4 no distribution of Company Contribution Account Funds shall be made prior to attaining age 55. A distribution of Participant funds may be made within 90 days of a Separation from Service, but otherwise not prior to age 55.

6.4  Distribution Upon Disability

         Upon approval for long term disability benefits under both the Insurance Plan for Field Underwriters (or Introductory Disability Plan for Field Underwriters) of MONY and Social Security, a Participant may receive either the normal form of distribution or a lump sum distribution from the Plan as if he or she had Separated from Service on or after Early Retirement Age.

6.5  Cash Out Provisions

6.5.1 Notwithstanding anything in this Plan to the contrary, if the vested portion of a Participant's Account Balance as of the Valuation Date coincident with or next following his or her Separation from Service does not exceed $5,000, it shall be distributed to him or her as soon as practicable following such Valuation Date. For this purpose, a Participant who does not have a Vested Interest in his or her Company Contribution Subaccount (and thus is not entitled to receive any portion of his or her Company Contribution Subaccount Balance) shall be deemed to have received a complete distribution of his or her Company Contribution Subaccount upon Separation from Service.

6.5.2 If the value of a Participant's vested Account Balance derived from Company and Field Underwriter contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the Account Balance is immediately distributable, the Participant must consent to any distribution of such Account Balance. The consent of the Participant shall be obtained in writing within the 90-day period ending on the Benefit Commencement Date. The Plan Administrator shall notify the Participant of the right to defer any distribution. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of section 417(a)(3) of the Code, and shall be provided no less than 30 days and no more than 90 days prior to the Benefit Commencement Date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

6.6  Distribution Pursuant to a QDRO

         Notwithstanding anything in this Section to the contrary, in the case of benefits required to be segregated for the benefit of an alternate payee, such benefits may be immediately distributable pursuant to the alternate payee's request, subject to the terms of the QDRO. Amounts invested in the MONY stock fund by a beneficiary under a QDRO shall not be subject to any transfer restrictions, and shall be available for payment in stock.

                          SECTION 7. VESTING PROVISIONS

7.1  Determination of Vesting

7.1.1 A Participant shall at all times have a vested percentage of 100% in the balance of his or her Required Contribution Subaccount and Field Underwriter After-Tax Contribution Subaccount.

7.1.2 A Participant who attains Normal Retirement Age or who retires from active Service on or after attaining Early Retirement Age, shall have a vested percentage of 100% in his or her Account.

7.1.3 A Participant eligible for long term disability benefits under the Insurance Plan for Field Underwriters or the Introductory Insurance Plan for Field Underwriters of MONY shall have the period of disability eligibility credited for vesting Service.

7.1.4 A Participant shall have a vested percentage of 100% in the balance of his or her Accounts upon termination of the Plan. In the event of partial termination of the Plan, each Participant with respect to whom the partial termination has occurred shall have a vested percentage of 100%.

7.1.5 The vested percentage of a Participant in his or her Company Contribution Subaccount, whose Separation from Service is not due to death or on or after attainment of Normal Retirement Age shall be determined in accordance with the following schedule:

Completed Years of                                      Vested
Service                                               Percentage
-------                                               ----------
Less than 5 years                                          0%
5 or more years                                          100%

7.2      Rules for Crediting Vesting Service

7.2.1 Subject to Section 7.2.2, all years of vesting Service shall be credited for purposes of determining a Participant's vesting Service. This shall be construed in according with USERRA.

7.2.2 For purposes of counting the number of years of vesting Service and Breaks in Service for purposes of computing a Field Underwriter's vested percentage of his or her Company Contribution Subaccount, the measuring period is each twelve month period measured from the Participant's Employment Commencement Date. A Participant must have a Career Contract in effect for the entire twelve month period, except where otherwise provided by law, e.g. maternity or paternity leave, or where the Participant is a Salaried Employee of a Company. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. This Section shall be construed in accordance with the Family and Medical Leave Act of 1993.

7.3  Forfeitures and Repayments

7.3.1 If a Participant was not vested in his or her Company Contribution Account upon a Separation from Service, then a separate subaccount (the "Forfeiture Suspense Account") shall be established to hold his or her non-vested Company Contribution Subaccount balance. An amount equal to the actual dollar amount (unadjusted by any subsequent gains or losses) of the cash value of any non-vested shares in a former Participant's Account as of the second Valuation Date next following his or her date of Separation from Service (prior to retirement), shall be withdrawn from the Forfeiture

Suspense Account and restored to the credit of the former Participant in his or her Account under this Plan upon the earlier of (A) or (B):

         (A) he or she resumes Service with a Company as a Field Underwriter before a Period of Severance occurs, or

         (B) he or she:

             (1) resumes Service with the Company as a Field Underwriter and

             (2) repays to this Plan (by remitting directly to the Trustees) the full distribution of any Plan benefits received in the form of a lump sum cash payment provided that such repayment must be made by the former Participant before the earlier of 5 years after the first date on which the former Participant is subsequently under Career Contract with the Company, or the close of the first period of 5 consecutive one year Breaks in Service commencing after the withdrawal. Any such repayment shall be allocated solely to the Participant's subaccounts from which the distribution was made.

7.3.2 Upon the occurrence of such a restoration pursuant to Section 7.3.1 (A) or
(B) above, the former Participant's Forfeiture Suspense Account shall be eliminated.

7.3.3 If an amount in a Forfeiture Suspense Account has been restored to the credit of a Participant then such restored amount shall be attributable to the same Company contributions as on the Valuation Date on or next following his or her Separation from Service.

7.3.4 The amount of any repayment shall constitute part of the Trust fund and shall promptly be used by the Trustees to restore for the Participant, his or her full Account Balance determined as of the Valuation Date on or next following his or her Separation from Service. When the full Account Balance is restored by the Trustees it shall be attributable to each Investment Fund in a manner identical to the composition of his or her Account as of the Valuation Date on or next following his or her Separation from Service. Thereafter, such full Account Balance as so restored, shall be treated as if a withdrawal, repayment and restoration as described in this section had never been made.

7.3.5 When any amount being held in a Forfeiture Suspense Account under the Trust on behalf of a former Participant is no longer able to be restored for that former Participant because the repayment period has expired, such amount shall thereafter be treated as a forfeiture in accordance with the provisions of
Section 3.4, and the Forfeiture Suspense Account shall be eliminated.

                         SECTION 8. TOP HEAVY PROVISIONS

8.1 As used in this Section 8, each of the following terms shall have the meanings for that term set forth in this Section:

         (a) Determination Date means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year, and for the first Plan Year of the Plan, the last day of such Plan Year.

         (b) Determination Period means the Plan Year containing the Determination Date and the four preceding Plan Years.

         (c) Key Field Underwriter means any Field Underwriter or former Field Underwriter (and the beneficiaries of such Field Underwriter) who at any time during the Determination Period was:

               (i) an officer of the Company or an Affiliate having an annual Compensation greater than 50% of the Code Section 415(b)(1)(A) dollar limitation.

               (ii) an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Company or an Affiliate if such individual's compensation exceeds 100% of the Code Section 415(c)(1)(A) dollar limitation,

               (iii) a "5% owner" (as defined in Code Section 416(i)) of the Company or an Affiliate, or

               (iv) a "1% owner" (as defined in Code Section 416(i)) of the Company or an Affiliate who has an annual Compensation in excess of $150,000.

         (d) Limitation Compensation means an amount determined in accordance with Section 4.

         (e) Non-Key Field Underwriter means any Field Underwriter who is not a Key Field Underwriter.

         (f) Permissive Aggregation Group means the Required Aggregation Group of plans plus any other plan or plans of the Company or an Affiliate which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Section 401(a)(4) and Code Section 410.

         (g) Required Aggregation Group means (i) each Qualified Plan of the Company or an Affiliate in which at least one Key Field Underwriter participates, and (ii) any other Qualified Plan of the Company or an Affiliate which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) and Code Section 410.

         (h) Super Top-Heavy Plan means the Plan, if the Top-Heavy Ratio, as determined under the definition of Top-Heavy Plan, exceeds 90%.

         (i) Top-Heavy Plan means, for any Plan Year, beginning after December 31, 1983, the Plan if any of the following conditions exists:

               (i) If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

               (ii) If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

               (iii) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

Solely for the purposes of determining whether the Plan, or any other Plan included in a Required Aggregation Group, is a Top-Heavy Plan, the accrued benefit of a Non-Key Field Underwriter shall be determined (a) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company or any Affiliate or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate set forth in Code Section 411(b)(1)(C).

         (j) Top-Heavy Ratio means, for the Plan alone, or for the Required or Permissive Aggregation Group as appropriate, either (i) or (ii) below:

               (i) If the Company or any Affiliate maintains one or more Defined Contribution Plans (including any "simplified employee pension" within the meaning of Code Section 408(k)) and the Company or any Affiliate has never maintained any Defined Benefit Plan which during the five (5) year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances of all Key Field Underwriters as of the Determination Date (including any part of any account balance distributed in the five (5) year period ending on the Determination
         Date), and the denominator is the sum of all account balances (including any part of any account balance distributed in the five (5) year period ending on the Determination Date, in each case computed in accordance with Code Section 416; provided, however, that the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416,

               (ii) If the Company or any Affiliate maintains one or more Defined Contribution Plans (including any "simplified employee pension" within the meaning of Code Section 408(k)) and the Company or any Affiliate maintains or has maintained one or more Defined Benefit Plans which during the five year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances under the aggregated Defined Contribution Plans for all Key Field Underwriters, determined in accordance with (i) above, plus the present value of accrued benefits under the Defined Benefit Plans for all such Participants as of the Determination Date, all determined in accordance with Code Section 416; provided, however, that both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of any accrued benefit under a Defined Benefit Plan made in the five year period ending on the Determination Date,

               (iii) For purposes of determining the Top-Heavy Ratio, the value of account balances will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Code
         Section 416 for the first and second plan years of a Defined Benefit Plan. The account balances of any Participant (a) who is a Non-Key Field Underwriter, but who was a Key Field Underwriter in a prior year or (b) who has not performed any Service with the Company or any Affiliate at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416. When aggregating plans, the value of account balances will be calculated with reference to the Determination Dates that fall within the same calendar year.

         (k) Top-Heavy Valuation Date means the date as of which account balances, or accrued benefits, are valued to calculate the Top-Heavy Ratio.

8.2 If the Plan is determined to be a Top-Heavy Plan as of any Determination Date after December 31, 1983, then notwithstanding any Plan provision to the contrary, it shall be subject to the rules set forth in the balance of this
Section 8, beginning with the first Plan Year commencing after such Determination Date.

8.3 (a) Except as provided in Section 8.3(b), and except if any other Defined Contribution Plan or Defined Benefit Plan provides such minimum benefit to the Participant, for any Plan Year in or after which the Plan is a Top-Heavy Plan, contributions and forfeitures allocated to the Company Contributions Subaccount of any Participant who is a Non-Key Field Underwriter (whether or not such Participant has completed a Year of Service in that Plan Year) in respect of that Plan Year shall not be less than the smaller of:

               (i) 3% of such Participant's Limitation Compensation, or

               (ii) the largest percentage of contributions and forfeitures, as a percentage of the Key Field Underwriter's Compensation, allocated to the Company Contribution Subaccount of any Key Field Underwriter for that year.

         (b) The provision in (a) above shall not apply to any Participant who was not employed by the Company or an Affiliate on the last day of the Plan Year.

         (c) If the Plan is a Top-Heavy Plan, the Participant's Defined Benefit Fraction and Defined Contribution Fraction in Section 4 shall be determined by substituting "1.0" for "1.25" unless the Plan meets the requirements of Code Section 416(h)(2)(B) and the Company increases the minimum benefit provided in Section 8.3(a) by 1%.

8.4 For any Plan Year in which this Plan is a Top-Heavy Plan, any Field Underwriter who has completed three years of Vesting Service will be 100% vested. No reduction in vested Account Balances shall occur if the Plan ceases to be a Top-Heavy Plan.

8.5 In the event that any provision of this Section 8 is no longer required to qualify the Plan under the Code, then such provision shall thereupon be void without the necessity of further amendment of the Plan.

                        SECTION 9. IN SERVICE WITHDRAWALS

9.1  Field Underwriter Contributions

         A Participant who is currently a Field Underwriter, or within 30 days of Separation from Service or has attained age 55 may request, up to twelve times each calendar year, a withdrawal of a specific dollar amount from his or her Field Underwriter After-Tax or Required Contribution Subaccounts.

9.2  Company Contributions

         (i) A Participant who is a Field Underwriter under a Career Contract may request once each year, a withdrawal of a specific dollar amount up to 10%, at the time the request is received by the Administrator, of the vested portion of his or her Company Contribution Subaccount. Such request shall be for at least $500 and shall be made in accordance with uniform rules prescribed by the Administrative Committee. A proportionate percentage of earnings must be withdrawn with these contributions. In order to make such a withdrawal the Field Underwriter must have attained age 59 1/2, withdrawn all Required and pre-1987 Field Underwriter After-Tax Contributions and for any post-1986 Field Underwriter After-Tax Contributions withdrawn, the proportionate percentage of gains thereon.

         (ii) A former Field Underwriter who attained age 55 or elected to retire may request up to twelve times each calendar year, a withdrawal of a specific amount.

         If not otherwise designated, withdrawals by a Participant who is a Field Underwriter shall be made in the following order:

         1.    Field Underwriter Required Contributions, if any;

         2.    Pre-1987 Field Underwriter After-Tax Contributions, if any;

         3. 1987 and later Field Underwriter After-Tax Contributions, if any, and earnings thereon;

         4.    Earnings on Field Underwriter Required Contributions;

         5.    Earnings on pre-1987 Field Underwriter After-Tax Contributions;

         6. Repaid Company Contributions, with a proportionate amount of earnings;

         7. Vested Company Contributions with a proportionate amount of earnings.

         If not otherwise designated, funds will be withdrawn from the Investment Funds in the following order:

         1. Non-Guaranteed Investment Contract ("GIC") or Guaranteed Fixed Fund ("GFF") funds valued between -$1 and +$1;

         2.    Proportionately among remaining non-GIC/GFF's;

         3.    Numbered GICs and GFFs valued between -$1 and +$1;

         4. Proportionately among number GICs and GFFs with the lowest Market Value Adjustment ("MVA");

         5. Proportionately among number GICs and GFFs with the second lowest MVA;

         6. Proportionately among number GICs and GFFs with the third lowest MVA;

         7. Continue accessing numbered GICs and GFFs by increasing MVA until they are exhausted;

         8.    Lettered GICs valued between -$1 and +$1;

        9. Proportionately among remaining letter designated GICs. Effective 6/10/1999, in service withdrawal amounts will be withdrawn from all funds pro rata. Effective March 1, 2000, all other amounts must be withdrawn before in service withdrawals will be allowed from the Common Stock Fund. All in service withdrawals shall be made in cash only.

9.3  Rules for Withdrawals

         All withdrawals are subject to applicable limitations, penalties or adjustments on withdrawals from various investment funds, such as the GIC or GFF.

                    SECTION 10. METHOD OF PAYMENT OF BENEFITS

10.1  Normal Form

         The benefit to which an unmarried Participant or a Participant who has not been legally married for at least one year ending on the Participant's Benefit Commencement Date, is entitled under the Plan shall, except as otherwise provided in this Section 10, be payable in the form of a Straight Life Annuity beginning at the Participant's Normal Retirement Date. The benefit to which a Participant who is married for at least one year ending on his or her Benefit Commencement Date shall be entitled shall be a Qualified Joint and 50% Survivor Annuity beginning at the Participant's Normal Retirement Date. Notwithstanding the above however, for purposes of this Section, if a Participant marries within one year of the date as of which payments commence under the Plan and was married to that Spouse for at least a one-year period ending on or before the date of the Participant's death, such Participant and his or her Spouse shall be treated as having been married throughout the one-year period ending on the date as of which payments commence.

Installment payments will be made in cash and will not be made in shares of The MONY Group stock. Lump sum distributions will be made in cash; provided, however, Participants who elect lump sum distributions and any part of whose Accounts are invested in the MONY Stock Fund at the time distribution is to commence may elect to receive cash or the number of shares equal to the value of the MONY Stock Fund. However, distribution in shares shall only be made if the value of the Participant's interest in such fund is at least $5,000 on the date that the Plan Administrator processes the Participant's request for distribution and in whole shares only; the remaining value of the MONY Stock fund shall be made in cash. For purposes of determining the number of shares to distribute, the shares shall be valued based on the closing price as reported on the New York Stock Exchange Composite Transactions Tape on the date that the administrator processes the Participant's request for distribution.

10.2 Optional Forms

         Subject to the provisions of Sections 10.7 and 10.8, a Participant or former Participant (with Spousal Consent) or Beneficiary (other than a Beneficiary for whom an optional payout arrangement binding on such Beneficiary has been elected by the Participant) may elect, in lieu of the normal form, one of the optional forms below:

               (1) a joint and 50% survivor annuity (no Spousal Consent necessary if the Spouse is the Beneficiary);

               (2) a joint and 100% survivor annuity (no Spousal Consent necessary if the Spouse is the Beneficiary);

               (3) a ten year period certain straight life annuity;

               (4) a twenty year period certain straight life annuity where the period certain does not extend beyond the Participant's 85th birthday;

               (5) a fixed dollar refund annuity,

               (6) a fixed dollar straight life annuity,

               (7) an immediate or deferred lump sum payment;

               (8) an immediate or deferred lump sum payment of the value of a Participant's Company Contribution Subaccount, with Required and Field Underwriter Contributions paid out as an immediate or deferred fixed-dollar annuity under Settlement Option 1, 2, 3, 4, or 5;

               (9) an immediate or deferred lump sum payment of the value of a Participant's Required and Field Underwriter Contributions, with all Company Contributions paid out as an immediate or deferred annuity under Settlement Option 1, 2, 3, 4, or 5 and/or Settlement
         Option 10.

               (10) a variable annuity of from 0% to 100% of the value of the Company Contributions Subaccount as follows:

               (a) a variable joint and 50% survivorship annuity (where the joint annuitant is Participant's Spouse or another person);

               (b) a variable joint and 100% survivorship annuity (where the joint annuitant is Participant's Spouse or another person);

               (c) a variable life annuity with 10 years certain (the period certain cannot extend beyond life expectancy);

               (d) a variable life annuity with 20 years certain (the period certain cannot extend beyond the Participant's 85th birthday or beyond life expectancy); or

               (e) a variable straight life annuity.

         If the Participant elects to have less than 100% of the Company Contributions paid out under Settlement Option 10, the Participant must elect from one of the other Settlement Options for the payment of the balance of the Company Contribution Subaccount.

         In addition, the Participant must make an election from one of the other Settlement Options, for the payment of Field Underwriter After-Tax and Required Contributions. Any option chosen is subject to the provision that payments must commence not later than the Field Underwriter's Required Beginning Date. Such election of an optional form must be received by the Administrator at least 31 days before the Participant's Benefit Commencement Date. Unless a Participant elects, upon retirement, to defer the commencement of benefits, payment made under an optional payout arrangement must commence as of the date on which the normal form of payment in a Qualified Joint and 50% Annuity would otherwise be paid. Any optional payout arrangement which is selected may only be made over one of the following periods (or a combination thereof):

         1.  the life of the Participant;

         2.  the life of the Participant and a designated Beneficiary;

         3. a period certain not extending beyond the life expectancy of the Participant; or

         4. a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

10.3     Limitations on Optional Forms

         When an optional form includes a fixed annuity and a variable annuity, the annuities must be of the same type and mode and have the same Benefit Commencement Date.

         When an optional form includes a deferred cash payment and a deferred annuity (or annuities), the lump sum payment date must correspond with the Benefit Commencement Date of the annuity (or annuities). Additionally, an immediate lump sum payment option is not allowed prior to retirement once Early Retirement Age has been attained.

10.4  Basis of Annuity Income

         Each fixed-dollar annuity is computed on the basis of rates provided in the group annuity contract in effect at the time the annuity is purchased. The current group variable annuity purchase rates under the group annuity contract in effect at the time the annuity is purchased will be used to compute variable annuity income.

10.5  Mandatory Form of Distribution

         If a Participant has elected an installment option in accordance with
Section 10.2 and dies prior to the date payment of his or her benefit commences
(i) without leaving a Surviving Spouse, or (ii) leaving a Surviving Spouse that has waived the right to a benefit, then such optional form of benefit shall become payable to the Participant's Beneficiary in the same amount, if any, that would have been payable to such Beneficiary if the payments hereunder had commenced to the Participant on the last day of the month coincident with or preceding the date of the Participant's death. If such a Participant dies prior to the date payment of his or her benefit commences, leaving a Surviving Spouse and without having made a valid election to waive the Preretirement Survivor Annuity in accordance with Section 10.6, then the election of an optional form of distribution under Section 10.2 shall be null and void, and the Surviving Spouse shall receive the Preretirement Survivor Annuity in accordance with
Section 10.6 or one of the optional payment forms, upon providing instruction to the Administrator within 60 days of the Participant's death.

10.6  Qualified Preretirement Survivor Annuity

         Subject to Sections 10.2 & 10.8, a Preretirement Survivor Annuity shall be paid to the Surviving Spouse of a Participant or former

Participant who, after earning a nonforfeitable right to his or her Account Balance, dies before the commencement of payment of his or her benefit. Payment of a Preretirement Survivor Annuity may commence as soon as practicable following the Participant's death; however, to the extent required by the Code and IRS Regulations, if the value of a Preretirement Survivor Annuity is or was at the time of any earlier distribution in excess of $3,500, it shall not commence to be paid prior to the date which was or would have been the Participant's Normal Retirement Date (had the Participant lived) without the written consent of the Participant's Surviving Spouse. In the absence of such consent, payment of the Preretirement Survivor Annuity shall not be made until the date which would have been the Participant's Early Retirement Date (had the Participant lived).

10.7  Required Beginning Date

         (a) Notwithstanding any other provision of the Plan, unless otherwise provided by law, any benefit payable to a Participant shall commence no later than the April 1st of the calendar year following the calendar year in which such Participant attains age 70 1/2; provided, however, if a Participant attained age 70 1/2 prior to January 1, 1988, except as otherwise provided in
Section 10.7(e), any benefit payable to such Participant shall commence no later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires. Such benefit shall be paid, in accordance with IRS Regulations, over a period not extending beyond the life expectancy of such Participant or the joint life expectancies of such Participant and his or her

Beneficiary. Life expectancy for purposes of this Section will be recalculated annually in accordance with IRS Regulations.

         (b) If distribution of a Participant's benefit has commenced prior to a Participant's death, and such Participant dies before his or her entire benefit is distributed, distribution of the remaining portion of the Participant's benefit to the Participant's Beneficiary shall be made at least as rapidly as under the method of distribution in effect as of the date of the Participant's death.

         (c) If a Participant dies before distribution of his or her benefit has commenced, distributions to any non-Spouse Beneficiary shall be made on or before the December 31st of the calendar year which contains the fifth anniversary of the date of such Participant's death; provided, however, at the non-Spouse Beneficiary's irrevocable election duly filed with the Administrator before the applicable commencement date set forth in the following sentence, any distribution to a non-Spouse Beneficiary may be made over the life of the non-Spouse Beneficiary or a period not extending beyond the life expectancy of the non-Spouse Beneficiary. Such distribution shall commence not later than the December 31st of the calendar year immediately following the calendar year in which the Participant died or, in the event such Beneficiary is the Participant's Surviving Spouse, on or before the December 31st of the calendar year in which such Participant would have attained age 70 1/2, if later (or, in either case, on any later date prescribed by IRS Regulations). If such Participant's Surviving Spouse dies after the Participant's death but before distributions to the Surviving Spouse commence, this Section 10.7(c) shall be applied to require payment of any further benefits as if the

Surviving Spouse were the Participant.

         (d) Pursuant to IRS Regulations, any benefit paid to a child shall be treated as if paid to a Participant's Surviving Spouse if such amount will become payable to such Surviving Spouse on the child's attaining majority, or other designated event permitted by IRS Regulations.

         (e) If a Participant who is a five percent owner attained age 70 1/2 before January 1, 1988, any benefit payable to such Participant shall commence no later than the April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the earlier of
(A) the calendar year within which the Participant becomes a five percent owner or (B) the calendar year in which the Participant retires. For purposes of this
Section 10.7(e), a five percent owner shall mean a five percent owner of such Participant's Company as defined in Section 416(i) of the Code at any time during the Plan Year in which such owner attains age 66 1/2 or any subsequent Plan Year.

         (f) Effective 1/1/00, Participants will be subject to the above rules only at the later of separation from service or retirement.

10.8     Spousal Consent

         Any election to waive the Qualified Preretirement Survivor Annuity must be made by the Participant in writing during the election period and be consented to by the Participant's Spouse. If the Spouse is legally incompetent to give consent, the Spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the Spouse expressly permits designation by the Participant without the requirement of further consent by the Spouse). Such Spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrative Committee that the required consent cannot be obtained because there is no Spouse, the Spouse cannot be located, or other circumstances that may be prescribed by law or regulations. The election made by the Participant and consented to by a Spouse may be revoked by the Participant in writing with the consent of the Spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this Section 10.8. A former Spouse's waiver shall not be binding on a new Spouse.

         The election period to waive the Qualified Preretirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with Spousal Consent) may be made provided a written explanation of the Qualified Preretirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning the Plan Year in which the Participant turns age 35. In the event a Participant Separates from Service prior to the beginning of the election period, the election period shall begin on the date of such Separation from Service.

         The Administrator shall provide each Participant, within the applicable period, (and consistent with applicable law and regulations), a written explanation of the Qualified Preretirement Survivor Annuity. For the purposes of this paragraph, the term "applicable period" means whichever of the following periods ends last:

         (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

         (2) A reasonable period after the Field Underwriter becomes a Participant. For this purpose, in the case of a Field Underwriter who becomes a Participant after age 32, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the Field Underwriter becomes a Participant;

         (3) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or

         (4) A reasonable period after termination of Employment under a Career Contract, in the case of a Participant who terminates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the Separation from Service and ending one year after termination of Employment under a Career Contract. Any election to waive the Qualified Joint and Survivor Annuity must be received within 90 days preceding the Benefit Commencement Date and must name the specific non-Spouse Beneficiary. An explanation of the QJSA must be provided between 30 and 90 days prior to the Benefit Commencement Date.

10.9  Order of Withdrawal

         Funds for partial withdrawals of Accounts shall be made withdrawn in the following order:

         (1)   Required Contributions

         (2)   Pre-1987 Field Underwriter After Tax Contributions

         (3) 1987 and later Field Underwriter After Tax Contributions and gains

         (4)   Gains on Required Contributions

         (5)   Gains on pre-1987 Field Underwriter After Tax Contributions

         (6)   Company Contributions and gains

Effective 6/10/1999, withdrawal amounts will be withdrawn from all funds pro rata. Effective March 1, 2000, all other amounts must be withdrawn before withdrawals will be allowed from the Common Stock Fund. All in service withdrawals shall be made in cash only.

10.10  Small Benefits

         Notwithstanding the preceding provisions of this Section 10, any annuity amounting to less than $50.00 per month may be paid in quarterly or semi-annual installments, so that no check is less than $50.00, and payment of any benefit with a value of $3,500 or less shall be made in a lump sum cash payment in full settlement of the Plan's liability therefor.

10.11  Suspension of Benefits

         Except as may be otherwise required in any other provisions of this
Section 10, if a former Field Underwriter for any reason returns to Service, payment of his or her benefit, if any, shall, to the extent permitted under IRS Regulations, be suspended until his or her subsequent termination of Service or retirement. To the extent that the application of this Section 10.11 constitutes a suspension of benefits, such suspension shall be in accordance with ERISA and the Code.

10.12  Time of Distribution

         Notwithstanding any other provision of the Plan, to the extent required by the Code and IRS Regulations, if the value of a Participant's Account exceeds or has ever exceeded $5,000, no distribution may be made to such Participant prior to attainment of Normal Retirement Age without written consent.

         Unless the Participant elects otherwise, the payment of benefits under the Plan shall commence not later than the 60th day after the latest of the close of the Plan year in which (i) the Participant attains age 65, (ii) occurs the 10th anniversary of the year the Participant commenced participation under the Plan, (iii) the Participant terminates employment with the Company or an Affiliate, and (iv) the Participant elects payment of benefits to begin.

10.13  Direct Rollover

         Notwithstanding anything in this Plan to the contrary, effective January 1, 1993, a Participant or the Participant's Beneficiary, if the Beneficiary is the Participant's Surviving Spouse, may elect to have all or a portion of any amount payable to him or her from the Plan transferred directly to an "eligible retirement plan" within the meaning of Code Section 401(a)(31), in lieu of having such amount paid to him or her. This option (a) shall not apply to any portion of the amount payable to a Participant which (i) is not eligible for direct rollover to an eligible retirement plan under either Code
Section 402(c) or Code Section 401(a)(31), or (ii) is required to be distributed under Code Section 401(a)(9); and (b) shall be subject to such uniform rules and procedures as the Administrative Committee may prescribe from time to time in accordance with Code Section 401(a)(31) (including, but not limited to, any minimum transfer amount).

10.14  Hardship Prior to Age 55 After Benefit Commencement Date

         Effective February 1, 1988 through December 31, 1988, for former

Participants who are determined by the Administrative Committee to have incurred a hardship as described below, the Administrative Committee may authorize that the former Participant to receive some or all of his or her Account Balance in a single sum hardship distribution payment. A hardship distribution request shall include such documentation in support of the Participant's request as the Administrative Committee may require, and shall be granted only to the extent that the Administrative Committee determines the requirements of Subsection (a) and (b) below have been met:

         (a)   The distribution will be used for:

               (1) medical care described in Code Section 213(d) for the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in Code Section 152);

               (2) costs directly related to the purchase of the principal residence for the Participant (excluding mortgage payments);

               (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her Spouse, children or dependents (as defined in Code Section 152);

               (4) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence;

               (5) the funeral expenses of a member of the Participant's family; or

               (b) The distribution is not in excess of the amount of the immediate and heavy financial need; provided, however, that the amount of the distribution shall be increased in accordance with

         Administrative Committee procedures to reflect the amount of income and penalty taxes payable by the Participant with respect to the distribution.

Hardship distributions shall be made in cash only.

             SECTION 11. PARTICIPATION IN THE PLAN BY AN AFFILIATE

11.1 Notwithstanding anything herein to the contrary, with the consent of the Company and Trustee, an Affiliate may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Affiliate, by a properly executed document evidencing said intent and will of such Participating Affiliate.

11.2 (a) Each such Participating Affiliate shall be required to use the same Trustee as provided in this Plan.

     (b) The Trustees may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Affiliates, as well as all increments thereof. However, all assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Company who contributed such assets.

     (c) The transfer of any Participant from or to an Affiliate participating in this Plan, whether he or she be a Field Underwriter of the Company or a Participating Affiliate, shall not affect such Participant's vesting Service under the Plan, and all amounts credited to such Participant's Account Balance as well as his or her accumulated Service time with the transferor or predecessor, and his or her length of participation in the Plan, shall continue to his or her credit.

     (d) All rights and values forfeited by a Separation from Service shall inure only to the benefit of the Company by which the forfeiting Participant was employed at time of Separation from Service.

     (e) Any expenses of the Plan which are to be paid by the Company or borne by the Trust Fund may be paid by each Participating Affiliate in the same proportion that the total amount standing to the credit of all Participants employed by such Participating Affiliate bears to the total standing to the credit of all Participants.

11.3 Each Participating Affiliate shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustees and Administrator for the purpose of this Plan, each Participating Affiliate shall be deemed to have designated irrevocably MONY as its agent.

11.4 If a Field Underwriter is transferred between Participating Affiliates including the Company and in the event of any such transfer, the Field Underwriter involved shall be credited with his or her accumulated Service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Affiliate to which the Field Underwriter is transferred shall thereunder become obligated hereunder with respect to such Field Underwriter in the same manner as was the Participating Affiliate from whom the Field Underwriter was transferred.

11.5 All contributions made by the Company, or as provided for in this Plan, shall be determined separately by the Company or each Participating Affiliate, and shall be allocated only among the Participants of the Company or Participating Affiliate making the contribution. The Administrator shall keep separate books and records concerning the affairs of each Participating Affiliate hereunder and as to the accounts and credits of the Field Underwriters of each Participating Affiliate.

11.6 Any Participating Affiliate shall be permitted to discontinue or revoke its participation in the Plan upon 60 days notice. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any conditions imposed shall be delivered to the Administrative Committee.

The Administrative Committee shall thereafter transfer, deliver and assign Fund assets allocable to the Participants of such Participating Affiliate to such new trustee or insurer as shall have been designated by such Participating Affiliate in the event that it has established a separate pension benefit plan for its Field Underwriters. If no successor is designated, the Trust shall retain such assets for the Field Underwriters of said Participating Affiliate pursuant to the provisions of the Plan. In no such event shall any part of the corpus or income of the Plan as it relates to such Participating Affiliate be used for or diverted to purposes other than for the exclusive benefit of the Field Underwriters of such Participating Affiliate, except as may be permitted by law.

11.7 The Administrative Committee shall have authority to make any and all necessary rules or regulations, binding upon all Participating Affiliates and all Participants, to effectuate the purpose of this Section.

11.8 If any Participating Affiliate is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Affiliate was so prevented from making may be made, for the benefit of the participating Field Underwriters of such Participating Affiliate, by the other Participating Affiliates who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Affiliate shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Affiliates remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

                    SECTION 12. PLAN AMENDMENT OR TERMINATION

12.1  Plan Amendment Procedure

12.1.1  General

             The Administrative Committee, (including properly authorized delegates of the Administrative Committee) shall have the exclusive right to amend and/or terminate the Plan, at any time by an instrument in writing, effective retroactively or otherwise, provided, however, that no amendment shall:

             (a) authorize any part of the Trust to be used for, or diverted to, purposes other than providing benefits to Participants or their Beneficiaries or defraying the reasonable expenses of administering the Plan and Trust;

             (b)  reduce the Account Balance of any Participant; or

             (c) eliminate an optional form of benefit, except as permitted by Code Section 411(d)(6), or other applicable law. In any case where a Plan amendment changes the vesting schedule of Section 7, each Participant shall be permitted to elect, within a reasonable time after the later of the date the Plan amendment is adopted or becomes effective, to have the pre-amendment vesting schedule apply to his or her Account Balance.

12.1.2 Procedure

             Any amendment shall be by formal vote of the appropriate Committee or Board. The Plan may not be amended by any oral or written statement except as adopted under these amendment procedures.

12.1.3 Distinctions Allowed

             Notwithstanding the above, Plan amendments may be made without regard to affect on particular groups of Field Underwriters, Participants or Beneficiaries.

12.2 Complete or Partial Plan Termination

12.2.1 The Company intends and expects that from year to year it will be able to and will deem it advisable to continue this Plan in effect and to make contributions as herein provided. The Company reserves the right, however, to terminate the Plan at any time. Any termination of the Plan must be approved by MONY's Board of Directors and shall be adopted by the Administrative Committee on behalf of MONY by preparing a written instrument setting forth the provisions effectuating the termination of the Plan and specifying the effective date of the termination.

12.2.2 As of the date of a complete or partial termination of the Plan or a complete discontinuance of contributions, each affected Field Underwriter shall become 100% vested in his or her Account Balance.

12.2.3 Upon complete termination of the Plan, each Participant's vested Account Balance shall be distributed to him or her (or, in the event of a Participant's death, to his or her Beneficiary) in a distribution option as provided in
Section 10. No further contributions shall then be made to the Plan.

                         SECTION 13. PLAN ADMINISTRATION

13.1  Named Fiduciaries

     MONY's Board of Trustees has the exclusive responsibility and authority to select, retain and remove Named Fiduciaries for this Plan. The Named Fiduciaries of this Plan shall be selected and appointed by MONY's Board of Directors by action taken by it from time to time. MONY's Board of Directors shall select and appoint one or more Named Fiduciaries for this Plan each of whom shall jointly have the exclusive responsibility and authority, respectively: (1) to establish the level of benefits with respect to this Plan, (2) to control and manage the operation of this Plan, (3) to control and manage the administration of this Plan (including the performance of the function of the Plan Administrator of this Plan, and the administration of the claims procedures as described in
Section 13.9 below), and (4) to control and manage the disposition of the assets of this Plan which are invested in the Trust in accordance with the terms of the Plan and of the Trust.

     Any person appointed by MONY's Board of Directors as a Named Fiduciary of this Plan shall indicate, in writing, acceptance of the responsibilities thereby appointed to him or her. Any person so appointed shall agree to perform the duties required of him or her in accordance with the terms of the Plan and, if applicable, of the Trust.

13.2 Administrative Committee

     The Benefits Committee of MONY's Board of Directors (the "Administrative Committee") shall be the Named Fiduciary for the Plan with all fiduciary responsibility concerning the operation of this Plan as well as the exclusive responsibility and authority to control and manage the operation of this Plan in accordance with the terms of the Plan and of the Trust, which authority includes the power to delegate all or a portion of his or her fiduciary duties to one or more officers of MONY, and includes the power:
(1) to determine the level of Company Contributions and Field Underwriter contributions, if any; the level of benefit accrual and vesting, if any, for Participants, and any other factor affecting the cost or the level of benefits for Participants and others under this Plan, (2) to amend (and authorize Company funding thereof) or, with the approval of MONY's Board of Directors, terminate this Plan on behalf of MONY and (3) to determine the long-term investment policy of the Plan and the overall manner in which the Plan should be funded in order to carry out that investment policy.

13.2.1 Administrative Committee Powers and Duties

     The Administrative Committee is allocated such duties and powers as may be necessary to discharge its duties hereunder including, without limitation, the exclusive authority to perform the following functions:

          (a) To make such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

          (b) To interpret and construe the Plan and to decide any and all matters arising thereunder including, without limitation, the right to remedy possible ambiguities, inconsistencies or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all similarly situated persons and that any such interpretation shall be conclusively binding upon all persons interested in the Plan;

          (c) To decide all questions of eligibility to participate in the Plan, to determine all questions regarding entitlement to benefits and to determine the amount, manner and timing of any benefits under the Plan;

          (d) To determine the competence of a Participant or Beneficiary to receive benefits;

          (e) To monitor the Contribution Percentage Test under Section 3.6 each Plan Year and to take action to assure that such tests are satisfied for each Plan Year;

          (f) To transmit contributions to the Trustee and provide information to the Trustee concerning the allocation of such amounts;

          (g) To authorize disbursements from the Trust provided that any instruction of the Administrative Committee to the Trustee shall be evidenced in writing and signed by any member of the Administrative Committee who has been duly delegated the authority to sign documents on behalf of the Administrative Committee;

          (h) To prescribe procedures to be followed by Participants or Beneficiaries who file applications for benefits;

          (i) To approve the design of enrollment forms, Beneficiary designation forms and any other forms utilized in the administration of the Plan;

          (j) To review claims of any person to benefits under the Plan;

          (k) To prepare and distribute the information concerning the Plan;

          (l) To receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan;

          (m) To establish such written procedures as it shall deem necessary or proper to determine the qualified status, pursuant to Code Section 414(p) of any domestic relations order received by the Administrative Committee which affects the right of a Participant and any alternate payee to payment of benefits under the Plan and to administer distributions pursuant to any domestic relations order which the Administrative Committee determines to be a qualified domestic relations order within the meaning of Code Section 414(p);

          (n) To delegate by written instrument to one or more administrative subcommittees with respect to each Company such of the powers and duties allocated herein to the Administrative Committee, as it deems advisable; any such subcommittee shall consist of persons appointed by the Administrative Committee, taking into consideration designations recommended by the principal executive officer of any Company; and

          (o) To make recommendations to the Board of Directors concerning amendments to the Plan.

     The Administrative Committee shall have the full power and authority necessary or appropriate to carry out its responsibilities hereunder, and shall have full discretion in interpreting the Plan and deciding all questions of fact within the scope of its authority.

     No rule or other determination of the Administrative Committee shall be discriminatory in favor of Field Underwriters who are Highly Compensated Field Underwriters.

13.3 Authorization

     The Administrative Committee shall act by a vote at a meeting or in writing without a meeting pursuant to its procedures. The Administrative Committee may authorize any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Administrative Committee shall deliver to such interested person a written revocation of such authorization.

13.4 Plan Administrator

     The Plan Administrator of this Plan is the Benefit Plans Administration Committee which has the exclusive responsibility and authority to control and manage the administration of this Plan (including the administration of the claims appeal procedure described in Section 13.9 below) in accordance with the terms of the Plan and of the Trust, including the power and responsibility: to file all requisite reporting and disclosure forms with governmental agencies, to provide all requisite disclosure forms to Field Underwriters, Participants, former Participants and Beneficiaries, to maintain requisite employment, payroll, and other records for this Plan, and to determine all questions involving eligibility, participation, coverage, employment status, compensation, vesting, length of service, benefit accrual, rights and obligations of Field Underwriters and others under this Plan, and all other questions arising in the interpretation and administration of this Plan.

     The members of the Benefit Plan Administration Committee (the "BPAC") shall be appointed by the Administrative Committee and may be removed by the Administrative Committee at its discretion. Members of the BPAC may, but need not be, Directors, officers, or Salaried Employees of MONY. Unless the Company otherwise provides, any member of the BPAC who is a Salaried Employee of the Company or an Affiliate at the time of his or her appointment will be considered to have resigned from the BPAC when no longer a Salaried Employee.

The Plan Administrator shall be responsible for supervising the implementation of all investment directions by Participants and their Beneficiaries and the actions necessary to permit the exercise by Participants and Beneficiaries of voting and other rights with respect to any investment fund, including without limitation, the MONY Common Stock Fund. Furthermore, the Plan Administrator shall use his or her best efforts to ensure the confidentiality of all information relating to Participants' investments and the exercise of voting and other rights. In furtherance thereof, the Plan Administrator shall be permitted to delegate all or any of the foregoing responsibilities to any other fiduciary of the Plan whenever the Plan Administrator, in his or her sole judgment, determines that such delegation is in the best interests of Participants and their Beneficiaries.

13.5 Dual Capacity Fiduciaries

     Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan (including, but not limited to, service on the Administrative Committee, as a member of the Benefit Plans Administration Committee and as a Trustee of the Trust).

     Nothing herein shall prohibit a Named Fiduciary or any other fiduciary of this Plan from:

             (1) receiving any benefit to which he may be entitled as a Participant, former Participant or Beneficiary of this Plan, so long as his or her benefit is computed and paid on a basis which is consistent with the terms of this Plan as applied to all other Participants, former Participants and Beneficiaries,

             (2) serving as such in addition to being a Trustee, officer, Employee, agent or other representative of the Company, or

             (3) receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred, in the performance of his or her duties with respect to the Plan, except that no one may receive any additional compensation for services rendered as a Named Fiduciary or other fiduciary of this Plan, if and while an officer or Salaried Employee of the Company.

13.6 Removal or Resignation of Named Fiduciaries

     Any Named Fiduciary may be removed by MONY's Board of Directors at any time upon written notice to such Named Fiduciary, the Administrative Committee, the Benefit Plans Administration Committee and the Trustees of the Trust. Any Named Fiduciary may resign at any time upon written notice to MONY, to the other members of the Administrative Committee or the Benefit Plans Administration Committee and to the other Trustees of the Trust.

     In the event of a vacancy in the office of a Named Fiduciary arising by reason of the death, removal, resignation, refusal to act, or inability to act, of any Named Fiduciary, MONY's Board of Directors shall appoint a successor Named Fiduciary who upon acceptance of such appointment shall have the same powers and duties as those conferred upon his or her predecessor Named Fiduciary. Pending the appointment of a successor Named Fiduciary and the acceptance of such appointment, the appropriate remaining Named Fiduciaries of this Plan shall have the full power to take any action hereunder.

13.7 Domestic Relations Orders

             Any other provision of the Plan to the contrary notwithstanding, the Administrative Committee shall have all powers necessary with respect to the Plan for the proper operation of Code Section 414(p) with respect to qualified domestic relations orders, including, but not limited to, the power to establish all necessary or appropriate procedures, to authorize the establishment of new accounts with such assets and subject to such investment control by the Administrative Committee as the Administrative Committee may deem appropriate, and the Administrative Committee may decide upon and make direct appropriate distributions therefrom. Anything in the preceding paragraph to the contrary notwithstanding, in the case of a domestic relations order entered before January 1, 1985, the Administrative Committee -

(1) shall treat such order as a qualified domestic relations order if the Administrative Committee is paying benefits pursuant to such order on such date, and

(2) may treat any other such order entered before such date as a qualified domestic relations order even if such order does not meet the requirements of the amendments made by section 104 and 204 of the Retirement Equity Act of 1984.

             The QDRO procedures as of the date of this restatement are as follows:

1) Upon receipt of a domestic relations order, the Plan Administrator will determine whether the order is a qualified domestic relations order under the Code and ERISA.

2) The Plan Administrator, upon receipt of a domestic relations order, shall notify the Participant and any existing alternate payees of such receipt. The Plan Administrator shall furnish to the Participant and prospective alternate payee(s) a copy of these procedures.

3) During any time for which the determination of the qualified status of a domestic relations order is being made, the Plan Administrator must defer the payment of any benefits in dispute. These benefits shall be separately accounted for. The Plan Administrator may also limit Participant directed transactions such as withdrawals if required to preserve the amount which would be payable to the alternate payee. This transaction deferral, or segregation of benefits shall continue if after the domestic relations order has been found not to be a QDRO, the Plan Administrator has notice that any deficiencies in the order are being rectified.

4) If, within the 18 month period of the segregation of funds or accounts, the domestic relations order is not determined to be qualified, the amounts held for the alternate payee shall revert back to the persons who would have been entitled to them had there been no domestic relations order, and/or any accounts which were segregated shall no longer be segregated.

5) If, after the 18 month period beginning on the date payments under the domestic relations order would have to begin the order is not found to be qualified, the order is to be applied prospectively only. Under these circumstances the Plan is not liable for payments to an alternate payee for the period before the order is determined to be qualified.

6) Once it is determined whether or not the order is a QDRO, the Plan Administrator shall so notify the Participant and alternate payee(s).

13.8 Payment of Expenses

     The Administrative Committee may engage or employ such suitable actuaries, agents, attorneys, clerks, or other advisors or assistants (who may also be Directors, officers or Salaried Employees of the Company or an Affiliate), and pay their reasonable expenses and compensation, as it may determine is necessary for the expeditious and effective performance of its duties under this Plan or they may be paid by the Company. However, any one so engaged or employed, and any member of the Administrative Committee shall not receive any additional compensation from the Trust for services rendered as a member of the Administrative Committee (or on behalf of the Administrative Committee), if and while a Trustee, officer or Salaried Employee of the Company or an Affiliate. Any determination by the Company to pay all or part of any expense shall not in any way limit the Company's right to determine to have similar or other expenses paid out of the Trust assets at any other time.

13.9 Claims Procedure

     The claims procedure of this Plan shall be administered by the Administrative Committee and shall include:

13.9.1  Claims Denial Procedure

     If a benefit request is wholly or partially denied, the written notice of such decision shall be furnished to the claimant within 31 days after the receipt of the claimant's benefit request by the Administrative Committee, unless special circumstances require an extension of time to process the benefit request. (If such an extension of time for processing


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
the benefit request exceeds 90 days following receipt of the claimant's benefit request by the Administrative Committee, then written notice of the extension shall be furnished to the claimant prior to the expiration of such 90-day period, but in no event may such extension exceed 180 days following receipt of the claimant's benefit request by the Administrative Committee. The extension notice shall indicate the special circumstances requiring an extension of time to process the claimant's benefit request, and the date by which the Administrative Committee expects to render a final decision as to whether or not that benefit request should be wholly or partially denied.) Any written notice to the claimant denying such benefit request shall:

     (1) set forth the specific reason or reasons for denial of the claimant's request for benefit;

     (2) make specific reference to pertinent provisions set forth in the Plan and/or Trust on which the denial is based;

     (3) provide a description of any additional material or information necessary for the claimant to perfect the benefit request;

     (4) provide an explanation of why such material or information is necessary, and

     (5) provide appropriate information as to the steps to be taken if the claimant wishes to submit his or her benefit request for further review under the Plan's claims appeal procedure described in Section 13.9.2 below.

13.9.2 Claims Appeal Procedure

             The claimant or duly authorized representative shall have the right to request a review by the Administrative Committee of the decision to deny such benefit request as described in subsection 13.9.1 above. A written


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
request for a review must be sent by the claimant or duly authorized representative to the Administrative Committee within 60 days after receipt by the claimant of the written notice of the denial of the claimant's benefit request. Along with a request for review, the claimant or duly authorized representative may submit issues and comments in writing to the Administrative Committee for review. Should the claimant or duly authorized representative deem it necessary to review pertinent documents in order to prepare the issues and comments for review, the claimant or representative may make a request to the Administrative Committee to review such pertinent documents within the 60-day period after receipt by the claimant of the written notice of denial of the claimant's benefit request. Such a request for documents shall be honored by the Administrative Committee, and a mutually agreeable time during normal business hours of MONY for review of such documents shall be established.

     Should the 60-day period mentioned above be an insufficient amount of time for the claimant or his or her representative to prepare the issues and comments for review, the claimant or his or her representative may request a 30-day extension by making a written request therefore to the Administrative Committee. The Administrative Committee shall allow such an extension should the complexities of the case warrant same. Such decision shall be made in a uniform and nondiscriminatory manner with respect to all claimants similarly situated.

     The decision of the Administrative Committee shall be final in determining the outcome of any claims appeal procedure described in this Section. Following a full and fair review by the Administrative Committee, it shall promptly provide a copy of its decision in writing to the claimant


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
not later than 60 days after its receipt of the written request from the claimant (or duly authorized representative) to the Administrative Committee for a review of the claimant's claim under such appeal procedure. However, in the event of special circumstances (such as the need to hold a hearing, if the Administrative Committee decides that such is necessary under the claims appeal procedure), the Administrative Committee may require an extension of time for so furnishing a copy of its decision to a date not later than 120 days after its receipt of the written request from the claimant (or duly authorized representative) to the Administrative Committee for a review of the claimant's claim under such appeal procedure. If such an extension of time for the Administrative Committee to furnish a copy of its decision is required because of special circumstances, then the Administrative Committee shall furnish a written notice of such extension to the claimant prior to the commencement of the extension.

             The Administrative Committee's decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions set forth in the Plan and/or Trust on which the decision is based.

             The Administrative Committee shall have such powers as may be necessary to discharge its duties under the Plan's claims appeal procedure as described in this Section. It may adopt such rules, not inconsistent with the provisions of this Plan, as it may deem necessary to efficiently administer such claims appeal procedure. No rule or decision made by the Administrative Committee in administering the Plan's claims appeal procedure shall be discriminatory in favor of Field Underwriters who are


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
Highly Compensated Field Underwriters.

13.10 Designation of Beneficiaries

13.10.1 Subject to Section 10.8, a Participant may designate one or more persons as his or her Beneficiary by filing a Beneficiary designation with the Administrator. Such designation shall be made on the form prescribed for such purpose by the Administrator and in accordance with rules established by the Administrative Committee. In the event a Participant fails to make such a designation, or in the event that no designated Beneficiary survives the Participant, any amount due after the Participant's death shall be paid to the Participant's Surviving Spouse, or if there is no Surviving Spouse, to the Participant's estate. No Beneficiary shall have any right to benefits under the Plan unless he or she shall survive the Participant. If a Participant and his or her Beneficiary die under such circumstances that it is not possible to determine who died first, it shall be presumed that the Participant survived the Beneficiary.

13.10.2 If a Participant has a Surviving Spouse, the Surviving Spouse shall be the Participant's Beneficiary unless the Participant has obtained Spousal Consent to the Participant's designation of another person as Beneficiary.

13.11 Scope of Authority

     The Administrative Committee shall have the full power and authority necessary or appropriate to carry out its responsibilities hereunder, and shall have full discretion in interpreting the Plan and deciding all questions of fact within the scope of its authority.



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
                             SECTION 14. TRUST FUND

14.1  Establishment of Trust

     MONY has created the Trust in order to provide for the funding of all benefits provided under this Plan. Benefits provided under the Plan and expenses of administration of the Plan shall be paid from the assets held in the Trust as directed by the Administrative Committee.

14.2.1 Investment Powers and Duties

     The Administrative Committee shall be allocated exclusive authority to perform the following functions:

     (a) To designate the Investment Funds;

     (b) To appoint one or more insurance companies;

     (c) To appoint one or more Investment Managers;

     (d) To establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA.

14.2.2 The Administrative Committee shall, in the case of unvoted stock which does not fall into the 404(c) protected class, vote the shares at its discretion, the Administrative Committee will engage an independent third-party fiduciary for analyzing and recommending any voting issue in which a conflict of interest may arise between the Trustees of the benefit plans and the sponsoring employer.

14.3  Investment Funds

     The Administrative Committee shall from time to time designate, within the Trust, at least three Investment Funds. Each Investment Fund


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shall consist of such assets as may be prescribed by the Administrative
Committee or consistent with investment guidelines or objectives prescribed by the Administrative Committee (including, but not limited to, an interest or interests in a group, common or collective trust maintained for the collective investment of employee benefit plans qualified under Code Section 401(a), and Employer Stock).

             Assets and investment experience of each Investment Fund will be accounted for separately by the Trustees. All contributions by or on behalf of a Participant shall be delivered to the Trustees to purchase for the Participant's Account shares, including fractional shares, in any of the Investment Funds as designated in writing by the Participant, or pursuant to telephone transaction where available. The date of such purchase shall be the first Valuation Date concurrent with or next following the date the contribution is so delivered to the Trustees.

14.4 Expenses

             All costs and expenses in connection with the purchase or sale of separate account contracts, securities and other investments may be paid out of the Trust Fund and debited to the appropriate Investment Fund. The Trustees shall deduct all expenses for which the Trustees have not obtained reimbursement from the Company or from the Investment Funds. The Plan may provide certain Investment Funds which may impose "market value adjustments" or penalties for withdrawals from the Investment Fund prior to the date of maturity of the underlying Investment Fund instruments, such as the Guaranteed Investment Contract Fund and the Government Fixed Fund. All other expenses may be paid by the Company.

14.5 Valuation of Accounts


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
     A Participant's Accounts shall be revalued on each Valuation Date, which shall not be less often than once each calendar month. On such date, the earnings and losses of the Trust shall be allocated to each Participant's Accounts in the ratio that the Participant's Account Balance bears to all Account Balances; provided, however, in the event that Investment Funds are established pursuant to Section 14.3 hereof the earnings and losses of the particular Investment Funds shall be allocated in the ratio that the portion of the Account Balance of a Participant invested in a particular Investment Fund bears to the total amount invested in such Investment Fund. Such valuation shall not include any contribution made since the preceding valuation date and not yet applied to purchase shares in the Investment Funds. In determining the value of any Forfeiture Suspense Account held by the Trustees separate and apart from the Investment Funds as of such Valuation Date, the assets of such account shall be valued by the Trustees at fair market value.

     All valuation procedures shall follow generally accepted accounting practices. The value of a share in any Investment Fund on each Valuation Date shall be the total value of the Investment Fund divided by the total number of shares in that Investment Fund. A new valuation base for any of the Investment Funds may be adopted by the Trustees at any time, in which event the shares within the Investment Fund shall be revalued and the number of shares in the Account of each Participant shall be proportionately increased or decreased to correspond with the newly adopted valuation base.

14.6 Insurance Contracts

     The Administrative Committee may appoint one or more insurance companies, including the Company or any Participating Affiliate to hold assets of the Plan, and may purchase insurance contracts or policies from one or more insurance companies with assets of the Plan. Neither the Trustees nor the Administrative Committee shall be liable for any act or omission of an insurance company with respect to any duties delegated to any insurance company.

14.7 Investment Managers

14.7.1 The Administrative Committee may, by an instrument in writing, appoint one or more persons as an Investment Manager. Each person so appointed shall be
(a) an Investment Adviser registered under the Investment Advisers Act of 1940,
(b) a bank, as defined in that Act, or (c) an insurance company qualified to manage, acquire or dispose of any asset of the Plan under the laws of more than one state.

14.7.2 Each Investment Manager shall acknowledge in writing that it is a fiduciary (as defined in ERISA Section 3(21)) with respect to the Plan. The Company, Trustee, or the Administrative Committee shall enter into an agreement with each Investment Manager specifying the duties and compensation of such Investment Manager and the other terms and conditions under which such Investment Manager shall be retained. Neither the Trustees nor the Administrative Committee shall be liable for any act or omission of any Investment Manager and shall not be liable for following the advice of any Investment Manager, with respect to any duties delegated to any Investment Manager.

14.7.3 The Administrative Committee shall have the power to determine the Trust assets to be invested pursuant to the direction of a designated Investment Manager and to set investment objectives and guidelines for the


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
Investment Manager.

14.8 Compensation

     Each insurance company, Investment Manager and Trustee, including the Company and any Participating Affiliate, shall be paid such reasonable compensation, in addition to their expenses, as shall from time to time be agreed to by the Company or other person making such appointment; provided, however, that no such compensation shall be paid from the Trust to any person who is a Salaried Employee or a Field Underwriter, and payment of such compensation shall comply with all provisions of ERISA, the Code, and related regulatory rulings.



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                      SECTION 15. MISCELLANEOUS PROVISIONS

15.1  Indemnification

     To the extent not prohibited by state or federal law, each Company, jointly and severally, agrees to, and shall, indemnify and save harmless any member of the Administrative Committee or any Salaried Employee, officer or director of a Company or an Affiliate from all claims for liability, loss, damage or expense (including payment of reasonable expense in connection with defense against any such claim) which result from any exercise or failure to exercise any of the indemnified person's responsibilities with respect to the Plan, other than by reason of willful misconduct or a willful failure to act.

15.2 Exclusive Benefit of Participants

     The Trust shall be maintained for the exclusive benefit of Participants or their Beneficiaries and shall be used to pay benefits provided hereunder or to pay expenses of administration of the Plan and the Trust to the extent not paid by the Company or individual Account Balances. It shall be prohibited at any time for any part of the Trust (other than such part as is required to pay expenses) to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.

15.3 Plan Not a Contract of Employment

     The Plan is not a contract of Employment, and the terms of Service of any Field Underwriter shall not be affected in any way by the Plan or related instruments except as specifically provided herein. This Plan shall not be construed as giving any Field Underwriter a right to be retained in service. Participation in the Plan shall not vest in a

Participant any employment rights or other rights aside from those expressly provided in the Plan. Upon retirement or upon termination of employment, the only rights that shall accrue to any Field Underwriter are those specifically provided for the Field Underwriter under this Plan.

15.4 Source of Funding and Benefits

     The Company has entered into the Trust Agreement with the Trustee providing for the funding, administration and management of the Plan and Trust Fund. The Trustee shall have responsibility under the Plan for the management and control of the assets of the Plan, subject to direction by the Administrative Committee. All benefits and other amounts payable hereunder shall be paid exclusively from the Trust Fund, and neither the Company, any Affiliate, any Trustee, nor any director, officer, Salaried Employee or agent of the Company assumes any responsibility or liability therefore. The Trust Fund may be commingled for investment purposes with like separate trust funds of any other plans and trusts of the Company or any Affiliate which meet the requirements of Section 401(a) and 501(a) of the Code and may be invested in any appropriate investment vehicle, including those established or maintained by the Company or Participating Affiliate. Each Participant, each Beneficiary or each other person who shall claim the right to any payment under the Plan shall look exclusively to the Trust Fund therefore and shall not have any right or claim therefore against the Company, any Participating Affiliate, any Trustee, or any director, officer, Salaried Employee or agent of the Company. Except as otherwise required by the Act, neither the Company, nor any member of either Committee, any director, officer, Field Underwriter or agent of the Company shall be required to inquire into or be responsible for any act or


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
failure to act of any Trustee or any Participant. To the maximum extent permitted by ERISA and applicable state law, each Trustee, each member of either of the Committees, each trustee and officer of the Company, any Participating Affiliate and each Salaried Employee or Field Underwriter who performs service on behalf of the Plan or the Trust, shall be indemnified and saved harmless by the Company and by the Participating Affiliate out of their own assets (including the proceeds of any insurance policy the premiums of which are paid by the Company) from and against any and all losses, costs and expense (including any amounts paid in settlement of a claim with the Company's or Administrative Committee's approval) to which any of them may be subjected by reason of any act done or omitted to be done in good faith in their official capacities with respect to the Plan or the Trust Agreement, including all expenses reasonable incurred in the defense.

15.5 Benefits Not Assignable

15.5.1 Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily, except as may be required pursuant to a qualified domestic relations order within the meaning of Code Section 414(p) or as may otherwise be required by law. To the extent provided in a qualified domestic relations order ("QDRO"), within the meaning of Code Section 414(p), segregation of any portion of a Participant's vested Account Balance allocated to an alternate payee may be made whether or not the Participant has terminated Employment or is otherwise eligible to receive a distribution.

15.6 Benefits Payable to Minors, Incompetents and Others

     If, in the sole discretion of the Administrative Committee, the


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Administrative Committee shall find that any person to whom any amount is payable under the Plan is found by a court of competent jurisdiction to be unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due him or her or the estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, in the sole discretion of the Administrative Committee, be paid to his or her Spouse, the child, relative or parent of such person, the guardian, committee, conservator or other legal representative, wherever appointed, of such person, an institution maintaining or having custody of such person, or to any other person having the care and control of such person deemed by the Administrative Committee to be a proper recipient, under the terms of the Plan and applicable law, on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

15.7 Transfer to Salaried Employee

     If a Field Underwriter who has been a Participant under this Plan discontinues his or her Career Contract with MONY to become a Salaried Employee for MONY his or her participation in this Plan (subject to the remaining provisions of this subsection) will then terminate so that no further contributions will be made with respect to him or her so long as such former Field Underwriter remains a Salaried Employee. His or her participation in this Plan, however, shall be continued on a basis as a former Field Underwriter, but his or her employment shall not be considered to have been terminated. As long as such former Field Underwriter continues to be covered under the Retirement Income Security Plan for


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Employees, contributions previously made by him or on his or her behalf under this Plan will be held under the provisions of this Plan as if his or her participation had continued in full force and effect. In the event the Field Underwriter retires under the terms of the Plan and transfers to a Salaried Employee position, participation shall be as a former Field Underwriter. If a former Field Underwriter's Salaried Employment with a Company terminates, and he or she does not again become a Field Underwriter of a Company, distribution shall be made under Section 10 as if Separation from Service became effective on the date of termination of his or her Salaried Employment with a Company.

     An individual who is both a Field Underwriter of the Company and a Salaried Employee of a Company, may continue his or her active participation in this Plan as well as the RISPE. The continuance of such an individual's active participation in the RISPE is subject to the terms of that plan as it applies to his or her status as a Salaried Employee of a Company, and the continuance of such an individual's active participation in this Plan is subject to the terms of this Plan as it applies to his or her status as a Field Underwriter of a Company. The Administrative Committee is authorized to issue such nondiscriminatory rules as may be necessary to effectuate the purposes of this subsection.

15.8 Merger or Transfer of Assets

15.8.1 Subject to Section 15.8.2, the Board of Directors or the Administrative Committee may direct that the Plan be merged or consolidated with, or transfer all or a portion of its assets and liabilities to, another plan or receive assets and liabilities from another plan. Any optional forms of benefit or other special provisions applicable to a


                                       93
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Participant for whom an account balance has been transferred to this Plan from another plan shall be set forth in an appendix.

15.8.2 The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

15.9 Action by Company

     Any action required to be taken by an Company pursuant to the terms of the Plan shall be taken by the Board of Directors of the Company or any person or persons duly empowered to exercise the powers of the Company with respect to the Plan.

15.10 Provision of Information

     For purposes of the Plan, each Field Underwriter shall execute such forms as may be reasonably required by the Administrative Committee and the Field Underwriter shall make available to the Administrative Committee any information they may reasonably request in this regard.

15.11 Controlling Law

     The Plan is intended to qualify under Code Section 401(a) and to comply with ERISA, and its terms shall be interpreted accordingly. Otherwise, to the extent not preempted by ERISA, the laws of the State of New York shall control the interpretation and performance of the terms of the Plan.

15.12 Place of Payment

     All sums payable hereunder are payable at the office of MONY in the State


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of New York, following any reasonable periods of notice and processing as MONY may establish.

15.13 Singular and Plural and Article and Section References

             As used in the Plan, the singular includes the plural, and the plural includes the singular, unless qualified by the context. Titles of Sections of the Plan are for convenience of reference only and are to be disregarded in applying the provisions of the Plan. Any reference in this Plan to a Section is to the Article or Section so specified of the Plan.

15.14 Notice

             Any notice, election, application, instruction, designation or other form of communication required to be given or submitted by any Participant, other Field Underwriter or Beneficiary shall be in such form as is prescribed from time to time by the Administrative Committees, sent by first class mail or delivered in person, and shall be deemed to be duly given only upon actual receipt thereof by such Administrative Committee. Any notice, statement, report and other communication from the Company or Administrative Committee to any Participant, Field Underwriter or Beneficiary required or permitted by the Plan shall be deemed to have been duly given when delivered to such person or mailed to such person at the address last appearing on the records of the Company or the Administrator. Each person entitled to receive a payment under the Plan shall file with the Administrator his or her complete mailing address and each change therein. A check or communication mailed to any person at the address on file with the Company or the Administrator shall be deemed to have been received by such person for all purposes of the Plan, and no Field Underwriter or agent of the Company, of a Participating Affiliate or member of the


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Administrative Committee shall be obliged to search for or ascertain the location of any such person except as required by ERISA. If the Administrative Committee shall be in doubt as to whether payments are being received by the person entitled thereto, it may, by registered mail addressed to such person at the address last known to the Administrative Committee notify such person that all future payments will be withheld until such person submits to the Administrative Committee the proper mailing address and such other information as the Administrative Committee may reasonably request.

15.15 Required Information

     Each Participant shall file with the Administrative Committee such pertinent information concerning him or her and each Beneficiary, and each Beneficiary shall file with the Administrative Committee such information concerning him or her as the Administrative Committee may specify, and in such manner and form as the Administrative Committee may specify or provide, and no Participant or Beneficiary shall have any right or be entitled to any benefits or further benefits under the Plan unless such information is filed by him or her on his or her behalf.

15.16 Validity of Provisions

     In case any provision of this Plan shall be held illegal or invalid for any reason, it shall not effect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provisions had not been included therein.

15.17 Mistake of Fact

     (a) In the case of a contribution that is made by a Company by a mistake of fact, nothing shall prohibit the return to the Company at the

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direction of the Company or the Administrative Committee, in accordance with
ERISA and the Code, of such contribution within one year after the payment of the contribution.

     (b) All contributions by a Company are expressly conditioned upon the deductibility of the contribution under Section 404(a) of the Code. To the extent the deduction is disallowed, nothing shall prohibit the return to the Company at the direction of the Company or the Administrative Committee of such contribution (to the extent disallowed) within one year after the disallowance of the deduction.

15.18 Lost Payees

     If the Administrator mails by registered or certified mail to the last known address of a Participant or Beneficiary, a notification that the Participant or Beneficiary is entitled to a distribution and if (a) the notification is returned by the post office because the addressee cannot be located at such address and if neither the Company, the Plan Administrator nor the Trustee shall have any knowledge of the whereabouts of such Participant or Beneficiary within three (3) years from the date such notification was mailed, or (b) within three (3) years after such notification was mailed to such Participant or Beneficiary, he or she does not respond thereto by informing the Trustee of his or her whereabouts, the ultimate disposition of the then undistributed balance of the benefit of such Participant or Beneficiary shall be determined in accordance with the then applicable federal laws, rules and regulations.

15.19 Legal Service

     The agent for the service of legal process of the Plan shall be the Secretary of the Administrative Committee or such other person as may from


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time to time be designated by the Administrative Committee or the Board of
Directors.



                                       98
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IN WITNESS WHEREOF, MONY pursuant to resolution of its Board of Directors has caused this instrument to be executed by its duly authorized officer, effective as of March 1, 2000.

             MONY LIFE INSURANCE COMPANY

             By:  s/s  ROBERT BEECROFT
                  -----------------------------
             On behalf of the Benefit Plans Administration Committee

                                       99